UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

          OPTION PLACEMENT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53638	26-2415625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Frost Bank Tower, 401 Congress Ave. Suite 1540, Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 687-3451

2328 B Hartford Road, Austin, TX 78703
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our ability to obtain financing to complete the continue our operations and complete the development of our products and service offerings;
•	the efficacy of our products and service offerings;
•	customer acceptance of our products and service offerings;
•	our expectations regarding the continued growth of the non-utility energy industry and other industries that may purchase our products and service offerings;
•	our ability to achieve profitability;
•	our future business development, results of operations and financial condition; and
•	competition from a wide range of entities.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01. Entry into Material Definitive Agreement

Share Exchange Transaction

Share Exchange Agreement

On August 26, 2010, Option Placement, Inc. (the “Company,” “we,” “our,” or “us”) entered into a share exchange agreement, or the Share Exchange Agreement, with Tiga Energy Services, Inc., a Texas corporation which we refer to as Tiga, and its shareholders pursuant to which we acquired 100% of the outstanding capital stock of Tiga in exchange for 4,114,000 shares of our common stock (the "Share Exchange Agreement"). Under the Share Exchange Agreement, each of the parties made representations and warranties to the other parties customary for such agreements. The Share Exchange Agreement was subject to numerous conditions, all of which were satisfied or waived by the respective parties and the Share Exchange Agreement closed on November 15, 2010.

Concurrent with the Share Exchange, we entered into a registration rights agreement with the holders of all outstanding securities of the Company after giving effect to the Share Exchange under which we agreed to register their shares of common stock (or common stock issuable upon the conversion or exercise of outstanding securities) under the Securities Act of 1933, as amended (the “Securities Act”), and our incoming officers executed lock up agreement in favor of our Company. The foregoing agreements and the other agreements and transactions consummated simultaneous with the Share Exchange are described below.

The Share Exchange Agreement and the transactions described therein, as well as all of the other agreements entered into by the parties in connection with the Share Exchange and the transactions consummated by such agreements, were approved by the unanimous written consent of the respective boards of directors and stockholders of our Company and Tiga.

In this Current Report on Form 8-K, or Report, we may refer to the date on which the Share Exchange Agreement closed as the "Effective Date."

Pursuant to the terms and conditions of the Share Exchange Agreement, on and as of the Effective Date:

•
we exchanged one share of our common stock for each outstanding share of common stock of Tiga on the Effective Date, resulting in the issuance by our Company of an aggregate of 4,114,000 shares of common stock;

•	Tiga became our wholly-owned subsidiary and we assumed the business and operations of Tiga;

•
5,239,000 shares of our common stock were outstanding, of which approximately 78.53% were held by the former stockholders of Tiga and approximately 21.47% were held by our sole stockholder prior to the Effective Date;

•
Tiga agreed to pay to Jonathan Patton the sum of $100,000, $50,000 of which it paid on the Effective Date and the remaining $50,000 of which it has agreed to pay upon the receipt of financing in the sum of at least $200,000;

•
We agreed to assume all of Tiga's obligations to issue capital stock under the terms of securities convertible into or exercisable for up to 778,000 shares of common stock (which number is subject to adjustment in the event of certain fundamental corporate transactions, such as a stock split or recapitalization);

•
Jonathan Patton, as our sole director, adopted resolutions to (i) amend our bylaws to increase the number of directors constituting the size of our board of directors from one director to four directors and designated Michael Hathaway (a current director of Tiga) to fill one of the vacancies created by the increase in the size of the board, effective immediately, (ii) delivered his resignation as a director of our Company and (iii) appointed each of Christopher Wilder, G. Mark Griffith and Michael Noonan to fill the remaining vacancies created on the board of directors. Mr. Patton's resignation from and the appointment of Messrs. Wilder, Griffith and Noonan to the Board will be effective upon the expiration of ten days following the mailing to our stockholders of a Schedule 14F-1 as filed with the Securities Exchange Commission to report the change in the majority of directors;

•
Jonathan Patton resigned as our sole officer and simultaneous therewith, appointed the persons identified in the table below, who are the current officers of Tiga, to serve in the positions set forth opposite their respective names:

Michael Hathaway	President and Chief Executive Officer
Christopher R. Wilder	Chairman and Chief Operations Officer
G. Mark Griffith	Secretary and Executive Vice President of Sales and Business Development
Michael Noonan	Treasurer and Chief Financial Officer.

•
Jonathan Patton, our sole stockholder prior to the Effective Date cancelled all outstanding promissory notes made in his favor by the Company and relieved the Company of any and all obligations of any kind or nature thereunder, under the terms of a Cancellation Agreement, the terms of which are described below; and

•
our sole stockholder satisfied all of our outstanding liabilities and obligations existing as of the Effective Date and agreed to indemnify us for any liability or obligation of the Company relating to matters existing prior to the Effective Date under the terms of an Indemnification Agreement.

The shares of our common stock issued to the former holders of Tiga’s common stock in connection with the Share Exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. Each of the holders of Tiga’s shares of common stock qualified as an "accredited investor," as defined in Regulation D. The common stock we issued to Tiga's shareholders in the Share Exchange may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these will be imprinted with a legend stating these restrictions and an appropriate notation to such effect has been made in our stock record.

Cancellation Agreement

As a condition to the obligations of Tiga's shareholders under the Share Exchange Agreement, we entered into a Cancellation Agreement with Jonathan Patton, or Mr. Patton, our sole stockholder prior to the Share Exchange, whereby Mr. Patton cancelled and forgave and relieved the Company from all amounts due under a series of Non-Negotiable Demand Promissory Notes executed by the Company in favor of Mr. Patton which accrued interest at the rate of 8% per year. The cancellation of the promissory notes was effective as of the Effective Date. As of the Effective Date, we owed Mr. Patton an aggregate of $18,836.29 under the notes, comprising $16,910 in principal and $1,926.29 in accrued interest

Registration Rights Agreement

Under the terms of the Share Exchange Agreement, we agreed to register all of the shares of our common stock for resale under the Securities Act outstanding as of the Effective Date and the shares of common stock issuable under the terms of securities convertible into or exercisable for shares of common stock that we assumed under the Share Exchange Agreement. In furtherance of this obligation, we entered into a registration rights agreement, or Registration Rights Agreement, with each of our stockholders. Under the Registration Rights Agreement, we will (i) file the registration statement within 180 days of the Effective Date, subject to our right to withdraw the registration statement under certain circumstances without penalty, (ii) pay all costs and expenses incident to such registration and (iii) maintain the effectiveness of the registration statement filed for the benefit of the holders of the shares included therein for a minimum of twelve months following its effective date.

Under the Registration Rights Agreement, we agreed to indemnify each participating stockholder against any losses, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, imposed upon it as a result of any untrue statement or alleged untrue statement of a material fact included in the registration statement filed on their behalf or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other law or any violation of the agreement. Each stockholder for whom we register shares has agreed to indemnify us for the types of costs described above in connection with any action brought against us based upon information included in the registration statement that it provided to us up to an amount that does not exceed the net proceeds to the stockholder upon the sale of shares registered on its behalf.

Lock Up Agreements

As a condition to the consummation of the Share Exchange Agreement, we entered into a series of Lock Up Agreements with respect to the 4,002,000 shares of common stock issued to Tiga's directors and officers in the Share Exchange. Under the Lock Up Agreements, the stockholders have agreed that they will not sell or transfer any shares of our common stock held as of the Effective Date until after the first anniversary after the effective date of the registration statement that includes their shares to be filed pursuant to the Registration Rights Agreement.

Indemnification Agreement

As a condition to the obligations of Tiga's shareholders under the Share Exchange Agreement, we entered into a Indemnification Agreement with Mr. Patton whereby he agreed to hold harmless, reimburse and indemnify the Company to the fullest extent permitted by law from and against any and all liabilities of the Company, including any losses or expenses incurred by the Company in connection therewith, existing as of the Effective Date. The Company may not enter into and binding settlement of any obligation, liability, claim or proceeding arising from any of the foregoing without Mr. Patton’s prior written consent.

We filed the Share Exchange Agreement with the SEC as Exhibit 99.1 to a Current Report on Form 8-dated August 30, 2010. We are filing the Registration Rights Agreement, the form of Lock Up Agreement, the Cancellation Agreement and the Indemnification Agreement as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Report.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 15, 2010, we completed a reverse acquisition transaction through a share exchange with Tiga and its shareholders whereby we acquired 100% of the outstanding capital stock of Tiga in exchange for 4,114,000 shares of our common stock, which constituted approximately 78.53% of our outstanding common stock. As a result of the reverse acquisition, Tiga became our wholly owned subsidiary and the former stockholders of Tiga became our controlling stockholders. The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein Tiga is considered the acquiror for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information required in a Form 10 registration statement as a "smaller reporting company," as such term is defined in Regulation S-K promulgated by the SEC. Please note that the information provided below relates to the combined enterprises after the acquisition of Tiga, except that information relating to periods prior to the date of the reverse acquisition only relate to Tiga unless otherwise specifically indicated.

Development of Our Business

Option Placement, Inc.

Option Placement, Inc. was incorporated in the State of Nevada on March 5, 2008. We were organized to serve as a vehicle for a business combination through a capital stock exchange, merger, asset acquisition or other similar business combination with an operating or development stage business which desired to utilize our status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From inception through the Effective Date, we had been a “shell company,” as defined by the SEC, because we had no operations and nominal assets. Since our inception, we have never had any full-time employees, owned or leased any property, conducted any substantive operations or generated any revenues.

On February 26, 2008, the Company sold and issued 1,000,000 shares of common stock to Jonathan Patton, who also serves as our sole director and officer, at a price equal to $0.0001 per share, the par value thereof, or $100. On August 9, 2010, the Company issued 125,000 shares of common stock to Mr. Patton for a price equal to the par value per share, or $12.50. In each case, we issued the shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof.

On April 24, 2009, we filed a registration statement on Form 10 to register our class of common stock under the Exchange Act. The registration statement became effective by operation of law sixty days thereafter.

At various times since our inception, Mr. Patton, our sole stockholder prior to the Share Exchange, loaned us cash for operating expenses. The loans were evidenced by a series of demand promissory notes on which interest accrued at the rate of 8% per year. As of the Effective Date, we had borrowed the aggregate principal amount of $16,910, which, with accrued interest of $1,926.29, totaled $18,836.29. After giving effect to the Cancellation Agreement, Mr. Patton cancelled all outstanding promissory notes issued to him by the Company and relieved the Company from and of any and all obligations of any kind or nature under the promissory notes.

Prior to the Effective Date, we had utilized office space provided by Mr. Patton.

On November 15, 2010, we closed the Share Exchange Agreement and consummated the other agreements and various transactions described in Item 1.01, including acceding to Tiga's business and appointing Tiga's directors and officers to serve as our directors and officers.

Tiga Energy Services, Inc.

Tiga was incorporated in the State of Texas on June 23, 2009 under the name “Pico Energy Services, Inc.” and amended its articles of incorporation to change its name to “Tiga Energy Services, Inc.” on November 4, 2009. Tiga’s authorized capital consists of 10 million shares of common stock, no par value per share.

Tiga’s management came together in 2006, prior to the company’s formation, to develop the company’s business model and core network service platform architecture. The management team utilized its domain expertise to consult, on an individual basis, to businesses in the mobile messaging and business intelligence markets. By 2007, the team’s consulting efforts focused on the energy industry as they began to work extensively with energy specific businesses in the energy storage, advanced metering infrastructure, or AMI and home area networking (HAN) sectors. By early 2009, the management team began working with the developer for the Central Texas Airport. By mid 2009, the management team formed Tiga under the name of Pico Energy Services, Inc. and secured its initial funding by way of a private placement. In mid 2009, Tiga, in partnership with the Central Texas Airport developer established the Green Corporate Centers project to create corporate campus infrastructure at the Central Texas Airport site that could be replicated or franchised. Tiga commenced marketing its products to the public in late 2009. During that period, Tiga created and seated an advisory board and commenced developing the strategic relationships that will be one of the cornerstones of its business.

Management provided the initial funding for Tiga. In April 2010, Tiga closed a private placement of shares of common stock to eleven Texas residents who qualified as “accredited investors” wherein it sold 110,000 shares at a price of $2.00 per share and raised aggregate proceeds of $220,000. In June 2010, Tiga obtained a loan in the amount of $250,000 which is evidenced by a convertible promissory note acquired under the terms of a Note Purchase Agreement. The convertible promissory note bears interest at 12% per year, compounded quarterly, which, along with the principal amount, is due on June 16, 2012. The holder of the convertible promissory note is entitled to convert all but not less than all, of the principal and accrued interest into shares of common stock at the rate of $2.00 per share at any time until the maturity date (which, if not prepaid or converted prior to the maturity date, would accrue aggregate interest of $66,000 and entitle the holder to convert the principal and interest into 158,000 shares of common stock). The conversion price and number of shares or other property receivable upon conversion is subject to ordinary adjustments in the event of any stock split, stock dividend, reorganization, reclassification, merger, consolidation or disposition of assets. As further consideration for the loan, Tiga issued warrants to the lender entitling him to purchase up to 625,000 shares of its common stock at exercise prices ranging from $2.00 to $2.50 per share. We assumed all of Tiga’s obligations to issues stock to the holder(s) of the notes and/or warrants referenced above upon the Effective Date. Under the Note Purchase Agreement, we granted the purchaser piggyback registration rights with respect to all of the shares of common stock that may be issued under the convertible promissory note and the warrants we issued to him (up to 778,000 shares) and he has executed the Registration Rights Agreement described above.

As of the Effective Date, the address of our principal offices is Frost Bank Tower, 401 Congress Avenue, Suite 1540, Austin, Texas 78701, where our telephone number is (512) 687-3451.
Overview of the Company’s Business

We are a development stage company that has not generated any revenue to date. We currently are completing the development of our engineering services platform and network services platform and require significant capital for such purposes.

We provide connectivity, interoperability and security solutions to the energy industry. We are focused on delivering solutions to the private, commercial and industrial energy markets that promote reducing energy costs, enhancing energy independence and reliability and growing revenue opportunities for Tiga and its customers. Our network service platform, TigaNET, provides a centralized, managed network service for an increasingly diverse and distributed energy market. We provide consulting, engineering, architecture and design services that enable our customers to seamlessly connect, integrate, manage and secure their energy related assets. Our solutions adeptly address the range of communications and automation issues facing energy consumers as they seek to more efficiently manage energy consumption and offset their energy costs through the deployment of renewable energy generation and energy storage technologies.

Our solutions enable users to:

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connect a diverse array of unrelated energy resources such as building automation systems, smart grid devices (e.g. advanced metering systems and electric grid supervisory control and data acquisition, referred to as SCADA systems), which are software applications for process control and data gathering from remote locations in real time that allow the user to control energy and facilities equipment and distributed and renewable generation sources;

•	operate energy-related assets in a unified, open standards environment; and

•	secure access to their energy assets, either at the point of service or remotely, to monitor, manage, and control their functionality and operation.

The world’s rapidly changing energy needs are impacting every business, consumer, government agency and utility. Increasing energy demands are straining an aging and inefficient national electric grid, resulting in spiraling energy costs and unreliable energy delivery. The U.S. government is addressing issues relating to the production, delivery and use of electricity and the security of the nation’s energy assets through the inception of a “smart electric grid,” or smart grid, that incorporates technologies and devices designed to conserve energy, reduce energy costs and increase energy reliability. The most pervasive technology associated with the smart grid are metering devices that relies on Advanced Metering Infrastructure, or AMI, that allow for demand-response energy usage that manage customer consumption of electricity in response to supply conditions by, for example, having electricity customers reduce their consumption at critical times or in response to market prices. Other grid technologies include advanced transmission lines that reduce energy loss and wireless sensors that, for example, allow users to connect appliances to a local area network, or LAN, that monitors energy usage and controls demand response devices. The smart grid represents an evolving ambition but many issues have yet to be resolved. The public utility industry is addressing the challenges that face the smart grid through careful regulatory oversight and slowly evolving industry standards.

The deteriorating and outmoded national electric grid and the failure to address the issues associated with it have been the impetus for an explosion of the private energy industry. The private sector is responding quickly to demands for technologies and systems designed to allow consumers to control energy costs and consumption, ensure energy reliability, maintain energy efficiency, increase energy independence and reduce their carbon footprint. The pace of technological development in the private sector has quickly surpassed smart grid efforts and developments made to update the centralized electric grid. Over the last decade, effective technologies have been introduced that allow the largest energy consumers to deploy a diverse array of energy efficiency solutions. These include technologies that (i) generate electricity at or in close proximity to the point of consumption, known as distributed energy assets, which includes energy derived from microturbines, fuel cells and Combined Heat & Power, or CHP, which is a form of energy recycling in which heat created as a by-product of electricity generation is reused for heating; (ii) rely on renewable resources (photovoltaic, or solar, wind turbine and geothermal generated energy) and (iii) store energy, such as advanced batteries and other emerging technologies, which allow consumers to tap into previously generated energy.

New energy technologies place energy assets under a user’s direct control and permit them to manage energy production and consumption to satisfy their specific requirements, while ensuring reliability. Energy consumers, such as “big box stores” (retail megastores), master planned communities, hospitals, educational institutions and commercial and industrial, or C&I, facilities, have been compelled to deploy these resources and solutions as a means of maintaining their competitive posture, and, in the current economic environment, as a means of surviving. Managing and reducing energy costs by deploying these and other emerging technologies represent a means to significantly control what has become a material component of a business’s overhead and improve its bottom line. Political, environmental and social factors have created additional incentives for the adoption of renewable and energy efficient technologies by these organizations. Energy consumers are becoming energy producers through the deployment of distributed energy assets, renewable energy generation and storage solutions.

The proliferation of these new technologies and solutions have made possible and are driving the private energy industry toward the wide-scale adoption of the microgrid. A microgrid is a localized grouping of electricity generating sources and intelligent controls that are connected to and synchronous with the centralized grid but that can operate independently and function autonomously of the central grid. Microgrids deliver energy efficiently, economically and reliably. They allow users to manage all facets of their energy assets and internal operation, by collecting and making available to users detailed information about all aspects of each generation device’s performance, and to introduce new technologies and energy sources as they become available. A microgrid that employs renewable energy sources can significantly reduce the users’ carbon footprint when compared to utilization of hydrocarbon-based sources. We believe that microgrids represent the future of the energy industry among large energy consumers.

The practical reality behind the emergence of the microgrid is part innovation and part convergence. Much of the early success within the field has derived from organizations that are integrating a combination of distributed and renewable generation sources with home-grown applications and purchasing functionality (back-office systems) from point applications vendors, designing and building the pieces that are missing and retaining third parties to integrate them. Consumer interest in deploying microgrids is intensifying and their sophistication and the resulting complexity of their communications systems is propelling the development of the range of interoperability technologies required to facilitate their proliferation, which, we believe, is driving the private energy industry to develop on a significantly faster track than the private and public utility smart grid. A 2009 Pike Research report forecasts that more than 2,000 microgrid sites will be operational worldwide by 2015, up from fewer than 100 in 2010. The report also forecasts that over 3 gigawatts of new microgrid capacity will come on line globally by 2015, representing a cumulative investment of $7.8 billion, and that North America will be the largest market for microgrids during that period, capturing 74% of total industry capacity.

Many of the new energy technologies intended to satisfy the demands of large energy consumers and capitalize on the economic potential and hype around the smart grid have been developed in isolation and without regard to their position in the larger context in which they are or would be deployed. Consequently, they incorporate proprietary architectures, communications and information systems that limit their compatibility to communicate and integrate with other technologies. Designers overlooked or did not possess the specific technical competencies required to integrate the information and operability systems and security agents that enable their products and technologies to function within the context of a network of energy assets. These technologies present challenges relating to the coordination of end points (individual energy assets and control stations, for example), authorize permitted constituencies (the people who have access to the end points), and enable the interoperability of information technology, or IT, systems and devices. As the energy industry continues to evolve, we expect that new technologies will be developed that will allow private energy consumers, through microgrids, and utilities, in the context of the smart grid, to incorporate other energy production sources, such as natural gas, petroleum and geothermal resources. All of the challenges consumers are confronting with respect to connecting, integrating, operating and securing today’s technologies will be pertinent to the integration of these new energy assets. We do not believe that the development of cost effective, trusted third-party authority solutions to manage security and interoperability communications among end-point energy assets and access of permitted constituencies has kept pace with changing consumer demands, the realities of today’s energy market and technological advancements and we believe that our solutions fill this critical void.

Our flagship solution, TigaNET©, is a patent-pending network service currently under development that will enable energy components to securely connect and communicate with each other and the systems that manage and monitor them. TigaNET is being developed as open standards, Internet-based framework that connects building automation and control systems, distributed and renewable energy generation technologies and storage sources, real-time metering and monitoring devices and other energy related systems onto a common Internet protocol, or IP, interface. Its unique architecture eliminates the proprietary lockouts that most energy and premises control systems have imposed on their customers. TigaNET also serves as the gateway for a user’s energy network to connect to the Internet and securely manages access to the network, allowing users to control the spectrum of network management operations ranging from coordination of end points, information gathering and the authorization of permitted constituents. When developed to maturity and deployed among multiple users, TigaNET will encompass three separate services, comprising:

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Network and Transport Services – Based on our proprietary service delivery exchange, or SDEX, technology, TigaNET will provide a secure and efficient set of services to commercial facilities, utilities and energy customers that will enable existing diverse networks and control systems to communicate with each other. Our network and transport/communications services will allow consumers to manage and switch among multiple, disparate energy sources, including energy supplied by utilities; energy derived from controllable distributed generation sources, renewable generation sources such as wind and solar, and distributed loads such as battery storage and electric vehicles. TigaNET’s integrated services include: security as a service, information and device connectivity and interoperability, transaction management and settlement functionality, network policies and permissions to ensure that only authorized constituents can interface with a remote asset, tunneling to facilitate a secure path through an untrusted network and application interface, messaging and alert services that can proactively notify relevant constituents of problems with end-point devices, standards based Internet security protocols to guarantee system integrity and prevent malicious attacks before they can cause any damage, and support and data integration services to make certain information is collected, analyzed, and disseminated to relevant stakeholders.

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Tiga Energy Asset Management Services (TEAM) – TEAM is a set of applications and tools that leverage TigaNET to improve the capability of facilities management and performance systems. TEAM will offer solutions and functionality for rules and event engine management; filing for federal and state utilities incentives, tax breaks and “green” incentives; facilities performance monitoring; facility management and control; maintenance and service cost intelligence; and performance optimization. TEAM will offer a mobile application that automates the task of recording, evaluating and distributing asset information. When TEAM detects a defect in a system, its integrated work order dispatch system will be capable of providing end-to-end cost analysis, technician dispatch, mobile troubleshooting and event management. For example, TEAM solutions will allow C&I organizations to better manage the real-time performance and management of connected assets such as heating, ventilation and air conditioning, or HVAC, battery storage, solar panels, and wind turbines, regardless of device or interface.

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Energy Management Services and Applications Store – Because we secure and control all of the assets and information on the network, TigaNET can act as a “store front” or enabler of third-party application vendors. Our open standards, Internet-based solutions are accessible to a wide variety of services and applications. We will launch an energy applications and service store that will offer energy management applications, services and products developed by third parties that enhance, complement and support the solutions we provide for our clients. In addition this interface provides customers with a standards based programming and communications interface with specifications for third-parties to develop and sell custom energy applications. We expect this model will provide an efficient environment for developing custom energy management software applications and a diverse economic system, or ecosystem, for developing consumer- and enterprise-based energy applications. We will generate revenue from the applications store by managing devices and data security and third party access permissions. As we capture information about users, we will accumulate service profile and subscription information that will allow us to better serve them by developing solutions that match their needs. We expect that the revenue generating potential of the applications store will be closely tied to the proliferation of TigaNET. Some of the initial applications that will be made available in the store include an iPhone/iPad based commercial and industrial HVAC audit and energy audit tool that will allow service technicians to monitor performance and energy consumption of HVAC systems, determine what maintenance needs to be completed, track the warranty and service history and dispatch a work order if further service is needed. Other applications include an HTML/Internet based interface for monitoring the real-time performance of solar panels, and a BTU monitor for the measurement and efficiency of geothermal loop systems.

We believe that TigaNET is the perfect solution for consumers that aggregate multiple energy assets and that desire to more effectively and efficiently manage their systems. TigaNET improves operational efficiency by reducing energy consumption, extends access to real-time information and premises controls to new interfaces and applications and by allowing the integration of renewable generation solutions, customers can reduce their heating and cooling and overall energy costs by 40% to 60% and reduce their carbon footprint. Further, TigaNET is flexible enough to accommodate new technologies as they are developed.

Many industry analysts view microgrids in the private sector, not as islands of power unto themselves, but as trading partners, generating, sharing and selling electricity amongst themselves and the central grid. We believe that this principle is applicable to all energy generation, including independent distributed and renewable energy generation sources. As private sector energy production increases, we believe that an opportunity will arise to develop an interface between TigaNET and energy spot trading platforms. The limited quantity of non-grid generated energy has precluded the establishment of such a market to date. However, as more private consumers become net energy producers through distributed and renewable energy sources, including energy generated by microgrids, and baseline generation technologies, such as natural gas, geothermal, CHP, and energy storage devices are added to the mix, a spot trading market for non-grid generated energy would become viable. TigaNET, with its considerable scalability, will provide energy trading platforms with secure real-time access to both private energy assets and traditional utility energy assets connected to the exchange. Traders, and utilities, can choose which energy sources to trade based on their needs, price and delivery requirements. Energy can be traded in real-time or by auction, depending on the needs of the exchange, the purchaser, the seller or the utility.

The engineering and architectural principles and standards embodied in TigaNET can be applied to satisfy the requirements of discrete projects. As we continue to develop TigaNET, we expect to generate revenue by providing consulting and software engineering, architecture and design services to customers. We believe that the unique architectural approach of our solutions offers significant value and advantages to the facility management, building automation, renewable energy services and smart grid industries. We have developed methodologies to assist these industries in connecting their assets securely to an open standards, Internet-based platform that offers significant feature, cost, scalability and performance advantages when compared to proprietary, custom-built solutions.

In furtherance of our initial marketing and sales objectives, we are targeting customers in the C&I, market and big box retailers seeking to integrate, link and manage their energy assets, and commercial facility management organizations that require more efficient, intuitive systems that allow them to monitor and manage their clients’ building automation systems. We are marketing our services to smart grid device manufacturers seeking to add value to their products by providing them with an ability to interface with other systems in the context of a network where they can be managed securely.

We also expect to consult to utilities, distributable and renewable energy producers, sustainable property developers, energy service companies, or ESCOs, smart grid infrastructure developers, communications companies and systems integrators as they position their products in the rapidly evolving energy-related services marketplace. We are pursuing long-term relationships with these entities through licensing arrangements so as to become the preferred provider for their energy-related connectivity, interoperability and security solutions. As of the date of this Report, we have entered into a Teaming Agreement with EcoMerge pte, a Singapore company that focuses on renewable energy sources, to participate in the development of “green” development projects wherein EcoMerge would provide renewable energy sources and we would provide networking, communications and security solutions. We also are developing relationships with several major network equipment providers, energy service providers, and distributable and renewable generation providers and battery storage solutions companies, which will allow us to have a first to market advantage over our competitors.

Given the uniformity of the architecture and design principles underlying our services, all of the solutions we develop for clients will be accessible to and have the ability to utilize the TigaNET suite of services. It is our intention that all of our customers and clients eventually migrate to TigaNET to augment the energy assets and quantity of private energy generation under our control, further leveraging our long-term revenue generating prospects and establishing TigaNET as the open standard platform for connecting energy assets and services.

We currently have one pending patent in the U.S., and several more technologies for which we will seek patent protection, all of which are focused on network service delivery infrastructure.

We are currently negotiating a contract with Central Texas Airport, LLC, or CTA, which is seeking to construct a smart grid networked community which would encompass a regional “green” airport and corporate campus, to serve as an incubator for new technologies, scientific applications and alternative renewable energy and integrated communication methodologies. The project is intended to be a scalable, replicable community development that incorporates viable energy generation and management technologies within a secure, networked platform and serve as a demonstration model for green airport technologies and applications that can be applied worldwide. As contemplated by the parties, we would provide a wide range of services from the pre-construction stage through ongoing management of the facility. We also would be entitled to participate in any future franchise rights to the concept. The project represents an opportunity to showcase our entire array of skills and competencies. It would afford us an opportunity to implement and perfect our technologies and services on an enterprise level in a high visibility project. The project has not been funded; however, the various participants are working toward a project commencement date in the second half of 2011.

We will require significant capital to fund the development of our revenue generating capabilities. We expect that we can complete the development of our network services platform and engineering services platform at a cost of approximately $20 million. We believe that we will require approximately $5 million to complete the development of our core platform of technologies, which includes the applications required to support engineering services clients and basic networking and cyber security functionality to support project-related clients. We expect to be able to deploy our engineering and security services platform within approximately eight months of receiving the required capital. In order to build-out our TigaNET platform, including hosted services, third party applications and service support, we anticipate that we will require additional capital of approximately $9 million. These funds will permit us to develop a recurring revenue stream for ongoing service and application delivery to clients and expand our services to clients beyond the engineering services customers. A further cash infusion of approximately $2.5M would afford us the opportunity to internally develop or acquire from third parties energy related software applications and services that could be aggregated and delivered via the TigaNET platform, which we believe would significantly extend our recurring revenue base.

Our Leadership

Each member of our management team has over twenty years of experience in the disciplines we require to build a successful business, including:

•	designing the architecture of and managing enterprise-class networks;
•	developing cyber security and threat mitigation solutions;
•	deploying energy systems and facilities management tools;
•	industry standards and protocol adoption proficiency;
•	building enterprise and Internet-based business applications;
•	solution based selling and strategy expertise within large companies and utilities; and
•	executive experience in the energy and oil and gas industry.

The members of our management team have been involved in businesses ranging from start-up ventures to multi-national technology companies, a number of which have been the subject of high-profile buy-outs. Their combined level of success and industry notoriety have resulted in Tiga’s having been selected as a voting member of the National Institute of Standards & Technology (an agency of the U.S. Department of Commerce) Smart Grid Integration Panel that is providing guidance to the Smart Gird industry on cyber security and network infrastructure matters. Our Company also is actively involved with the Utility Communications Architecture (UCA) that is defining the Advanced Metering Infrastructure standards for the electric utility industry.

Our Key Competitive Strengths

We believe that our strengths give us a strong competitive position in our addressable markets allowing us to be, in many cases, the only viable solution for the challenges that confront the private energy industry. Our key competitive strengths are:

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Technology: Our open standards, end-to-end solutions are based upon a highly-efficient and effective network service technology that has demonstrated its success in several other applications. Our technology possesses virtually unlimited scalability, is content and feature rich and, we believe, is significantly more cost effective than technologies offered by others to achieve the required results.

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Adaptability of Our Solutions: The core elements of our suite of solutions can be easily adapted and migrated among customers in diverse businesses with minimal cost and effort, which will reduce the overall cost of development and enable our Company to provide solutions in new and unanticipated business sectors.

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Broad Application of Our Solutions: The flexibility and efficiency of our solutions enable us to provide connectivity, interoperability and security solutions to virtually any participant in the energy industry, which provides us access to a wide range of revenue streams.

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Management: We employ a strong management team with years of technical expertise designing and constructing network service architectures and other computer technologies and who possess a track record of success in their past business endeavors. The members of our team have enjoyed considerable success with the technology underlying our network service architecture. They possess a deep understanding of the market place and the key opportunities and resources required to efficiently develop projects. The have developed relationships with decision-makers in many of the industries in which we expect to do business.

Our Strategic Goals

Our principal strategic goal is to establish TigaNET as the open standard platform for connecting energy assets and services. In order to achieve this objective, we believe that we must first meet the following critical milestones:

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Demonstrate the efficiencies of our network service architecture – We must demonstrate the cost, scalability and feature advantages of our network service architecture and establish a base of engineering services customers as a marketing vehicle to grow a wider customer base. Our technology team has demonstrated the efficiencies of the principles on which our network service architecture is based in other markets and we are confident that its applications in the energy market will reveal orders of magnitude in cost efficiency. We expect our network service architecture to excel given its information and feature rich content and wide-ranging capabilities when compared to existing industry standards.

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Employ the efficiencies of and incorporate existing technologies into our solutions to reduce development time and cost – Whenever possible, we will seek to utilize and incorporate existing proven applications, technologies and resources as necessary to complete the development of our solutions. This approach will allow us to avoid building our network from the ground up and accelerate roll-out while remaining within our research and development budget.

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Build Relationships with well-known energy industry participants and leverage these relationships to our advantage – We will seek to build relationships through strategic partnerships and licenses with companies that possess established reputations in their respective fields, including ESCOs, smart grid technology companies and device manufacturers, integrators and renewable energy technology developers, who we expect will partner with us to design and develop projects that incorporate our services. We will seek to leverage these relationships to obtain access to our partners’ customer bases to control sales and marketing costs.

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Aggressively pursue microgrid projects – We believe that microgrids will proliferate dramatically during the next decade and we want to position TigaNET as the network service of choice for microgrids of all sizes.

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Achieve critical mass in TigaNET customer base – We must create a critical mass of connected TigaNET customers. We will achieve this goal by focusing on customers that represent either a large installed customer base or require multiple implementations of our network service architecture. This strategy will ensure that with each engineering services project, we connect to an expansive number of endpoints. This strategy would allow us to pursue the development of a spot energy trading market for non-grid generated electricity.

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Establish recurring service and transaction revenue on TigaNET – Reaching this strategic goal is a function of our ability to achieve the objectives stated above. Additionally, it requires that we aggressively target equipment vendors, service providers and application developers to create an evolving set of services, applications and features to customers connected to TigaNET.

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Remain active as a member of standards boards to ensure the continued prominence of open standards architecture in the energy industry – We will continue to participate in the Smart Grid Integration Panel and seek to gain membership in other industry organizations that allow us to promote the open standards architecture that is the hallmark of our technologies to ensure that our standards remain compatible with industry standards.

Our Industry

The energy industry is undergoing a dramatic transformation in the way energy is generated, transmitted, used, managed, monitored and secured. The U.S. Department of Energy, or DoE, likens the changing face of the energy industry to the Internet or telephony revolutions of the latter part of the twentieth century.

The forces driving these changes include:

•	Political forces seeking to reduce reliance on foreign energy resources while promoting efficient use of the nation’s energy resources and ensuring energy availability for the future.
•	Economic forces promoting energy efficiency and cost reductions in order to enhance competitiveness.
•	Environmental and social forces striving to reduce emissions of greenhouse gases in an effort to reverse climate change.
•	Infrastructural decay and technological limitations intrinsic in the current central electric grid that jeopardize the reliable transmission of energy.
•	Concerns relating to the security of the nation’s energy assets, many of which are now connected to the Internet and other networks but remain unprotected from intrusion and disruption.
•	Technological innovations in multiple, disparate fields that make possible the evolution of the industry.

The existing national electric grid is a centralized, unidirectional power distribution system with energy flowing from generation sites to consumers. Electrical generators are typically large, inefficient power generation plants designed to take advantage of economies of scale. In the U.S., most of these facilities generate electricity from hydrocarbons such as coal and petroleum, the source of the greenhouse gasses that many believe are the principle cause of global warming. Generated electric power is distributed through a series of transmission networks over long distances until it reaches its wholesale customer, over which a considerable percentage of generated power is typically lost. The central grid has not advanced to keep pace with changing technology over the last several decades largely as a result of the prohibitive costs required to modernize the enormous infrastructure and the apprehension that wholesale changes could jeopardize the reliability of electricity delivery.

The failure to address critical issues facing electricity generation, distribution and consumption and to introduce new technologies has resulted in an aging and inefficient national electric grid. Experts suggest that the existing situation is likely to deteriorate further given that energy consumption is projected to increase by nearly 20% over the next ten years while electricity production at the utility level is expected to increases by only 6% during that period, due in large part, to the high cost to construct and public distaste for the large hydrocarbon burning power generation facilities that emit deleterious greenhouse gases. The architecture of today’s electrical grid is growing increasingly obsolete. This outmoded infrastructure poses risks to grid reliability and security and stifles the adoption of renewable power generation. The government, utilities and private industry recognized that a fundamental realignment of the electric grid and greater energy industry was required to modernize the nation’s energy generation and distribution systems and address other energy-related concerns.

The government’s principle response has been to introduce a program to overhaul the electric grid and replace it with a “smart grid” and, to a lesser extent, the adoption of other measures to incentivize the development and deployment of renewable energy sources and conservation measures. Given the criticality of a stable electric supply to the nation, the approach pursued by the government through the DoE has been and will continue to be deliberate and measured so as to avoid interruptions in the supply of electricity. This approach necessarily eschews innovative and unproven methodologies. The DoE suggests that the overhaul of the national electric grid could take decades.

The private sector has taken a more aggressive approach than the federal government. In seeking to address consumers’ concerns relating to spiraling energy costs and the diminishing efficiency, reliability and security of energy production and delivery, the private sector is racing toward the wholesale transformation of the energy industry that many experts deem critical to maintaining our nation’s continuing world leadership role and strength in the 21st century. The private sector is developing new technologies designed to allow consumers to deploy and manage a wide range of energy assets, control energy costs and consumption, increase energy independence and reduce their carbon footprint.

The dedicated effort to implement the smart grid was articulated in the Energy Independence and Security Act, or EISA, of 2007, which addressed a wide range of national energy objectives, including establishing energy management goals and requirements, and offered a range of valuable incentives to private enterprise and individuals for the development, production and implementation of renewable and alternative energy sources and energy conservation measures. The goals of the smart grid are to sense, monitor and, in some cases, control (automatically or remotely) how the electric grid operates or behaves under a given set of conditions. The smart grid contemplates the use of information technologies to improve how electricity travels from power plants to consumers, allows consumers to interact with the grid and integrates technologies into the operation of the grid. These technologies include digital technology with two-way communications to remotely control devices (thermostats, appliances, etc.) at the point of use, superconductive transmission lines that reduce power loss and the capability of integrating renewable energy sources.

The government’s efforts to advance upgrading the central grid have been further defined under the American Recovery and Reinvestment Act, or ARRA, of 2009, in which the federal government allocated $4.5 billion for measures intended to modernize our nation's electric infrastructure and encourage the development of technologies that enable the smart grid. The ARRA earmarked funds for, among other things, a smart grid investment grant program, energy storage demonstration, interconnection transmission planning and analysis and interoperability standards and framework. ARRA further earmarked funds for projects developed by utilities and private industry and to guarantee loans the proceeds of which are used for designated energy-related projects. In addition, the federal government has made sustainability initiatives a priority with significant funding available under the Energy Improvement and Extension Act of 2008, the 2009 Omnibus Spending Bill and the 2010 Omnibus Spending Bill. Significant tax and other energy asset development incentives are offered at the state level.

In response to the federal government’s smart grid initiatives, the private sector unleashed a torrent of intellectual and financial resources to capitalize on what forward-thinking companies perceived as the smart grid revolution and the enormous new industry that would arise from it. Initial efforts were directed at introducing devices and technologies that promoted demand-response energy usage, one of the hallmarks of the DoE’s strategy to modernize the nation’s electric grid. These products encompass sensing and measurement technologies that provide accurate response such as remote monitoring, time-of-use pricing and demand-side management. The most widely disseminated of the demand-response smart grid technologies is the advanced metering system, utilizing AMI, that measure, collect and analyze energy usage, and interact with advanced devices such as electricity meters, gas meters, heat meters and water meters, through various communication media either on request (on-demand) or on pre-defined schedules. Demand- response mechanisms manage customer consumption of electricity in response to supply conditions by, for example, having electricity customers reduce their consumption at critical times or in response to market prices. Under conditions of tight electricity supply, demand-response can significantly reduce the peak price and, in general, electricity price volatility. These devices help conserve energy, reduce energy costs, increase reliability and provide transparency as it relates to utility pricing. Other smart grid products include sensors that measure energy usage which can be connected to a home area network to create an environment that works efficiently with the patterns of the central grid. Presently, smart grid technologies are being developed for every segment of the electric grid from “smart” generation to “smart” consumption and management. A 2009 Pike Research report estimates that the smart grid market currently is approximately $40 billion and is projected to grow to $210 billion by 2015.

Private sector efforts to meet the demands of large energy consumers predate the government’s smart grid initiatives. Initially, the private sector’s focus was on developing more robust building and facility automation systems to more efficiently manage a range of energy assets, including building process controls, HVAC systems, water cooling systems and lighting systems that could be monitored and managed remotely. With the proliferation of smart grid devices with commercial and private applications, primarily through the implementation of local area networks, we believe that business and home automation systems that integrate these devices, provide consumers with detailed information regarding and allow them to manage energy usage, will remain a critical component in the evolving energy services and utility market.

Large energy consumers have come to recognize that implementing progressive energy production; usage and management practices can substantially reduce energy costs and significantly impact their bottom line. They also recognize that adopting new approaches and technologies can result in more nimble operations that secure the reliability of their energy requirements and establish independence from an unpredictable central grid. The new approaches to energy management may include implementing distributed energy generation technologies and, where feasible, sustainable practices, through renewable energy sources, the benefits of which, corporate boards are realizing go far beyond creating good publicity. Green initiatives, when properly implemented, can contribute to corporate growth, protect against climate-change risk and promote environmental and social stewardship.

More importantly, advances in the energy industry being made by the private sector are organic in nature. These advancements are not limited to devices and technologies that allow for more effective and efficient management of energy distribution and consumption. Rather, the private sector is changing how and where energy is generated, with the goal of freeing consumers from tethers to the central grid and the uncertainties inherent in that relationship.

Technological advancements within the distributed energy industries over the last decade render these energy sources practical, stable and economically and environmentally sound when compared to energy generated by utilities at large power stations. Distributed energy generation, or distributed generation, encompasses the use of small electrical power generation equipment located near consumers and centers of electricity demand, also referred to as a “load.” Examples of distributed energy resources include fuel cells, CHP, gas turbines, microturbines and internal combustion engines. Distributed generation allows consumers to save on electricity costs by calling upon distributed energy resources during high-demand periods when power is most expensive. Distributed generation helps reduce the pressure on utilities to build new central power plants or to use outdated, inefficient plants. Distributed generation can reduce greenhouse gas emissions and improve air quality, if clean and efficient technologies are used.

Large energy consumers also are augmenting their ability to produce energy independently by adding renewable energy generation, such as photovoltaic, wind turbine and geothermal sources, to their energy assets. As their efficiency increases and prices come down, under appropriate environmental conditions the return on investment of these systems can be relatively short. Advancements to these technologies are being driven by federal and state legislation intended to reduce greenhouse gas production, and consumers’ desire to increase energy independence and reduce the pressure on traditional utilities. California, for example, has enacted strict environmental standards for businesses and utilities, including a renewable portfolio standards that requires retail sellers (defined as investor-owned utilities, electric service providers, and community choice aggregators) to increase renewable energy as a percentage of their retail sales. Moreover, businesses that implement renewable energy sources are granted significant incentives and are subject to favorable tax treatment.

A host of other technologies, services and products have been developed to support, manage and monitor the evolving energy industry. These include remote facility and energy asset management companies, sustainable property developers and energy storage companies. Established industries such as communications and Internet service providers also are building a niche within the 21st century energy industry as energy assets are connected to Internet-enabled networks. Entrants from numerous other industries worldwide are participating in the remaking of the energy industry

These advances in energy technologies are causing the private sector to ascend on a far steeper trajectory than the central grid initiatives. The explosion in new energy generation and management technologies is exemplified by the growth experienced by ESCOs, which design and implement energy savings projects, where revenues in the sector are projected to reach a record $5.6 billion in 2010.

The new and evolving array of energy resources and innovative technologies, products and services has made the microgrid a reality. In fact, microgrids represent the culmination of 21st century energy technologies. They incorporate distributed, renewable and back-up energy assets, power inverters that convert generated energy into usable electricity, energy storage systems, sensors, computer systems and the advanced software and smart controls that manage and secure the system, and a wide range of other technologies, hardware and software that allow them to operate reliably and efficiently. Microgrids incorporate a large swathe of the hardware and software developed for the implementation of the smart grid and the extension to the private consumer of energy generation, distribution, management and use.

Microgrids allow for local control of distributed generation thereby reducing or eliminating the need for central dispatch. During disturbances, the generation and corresponding loads (energy demands) can separate, or island, from the central distribution system to isolate a microgrid’s load from the disturbance (and thereby maintain a high level of service) without harming the central grid’s integrity. Intentional islanding of generation and loads has the potential to provide a higher local reliability than that provided by the electric grid. The smaller size of emerging distributed generation technologies permits energy resources to be placed optimally in relation to heat loads allowing for use of waste heat, through co-generation otherwise known as combined heat and power, or CHP, and significantly increase efficiency. CHP applications can more than double the overall efficiencies of the systems. Microgrids can yield significant energy savings by supplying internally generated power at peak energy demand times when electricity prices are highest.

Microgrids can seamlessly integrate renewable energy systems and virtually any new energy generation source as it is developed. In addition, it is easier to track not only how much energy is actually being produced from these sources, but also how it is being used and distributed for more consistent service. Perhaps the biggest advantage, however, is that microgrids will be able to provide and store sufficient energy to keep power flowing during blackouts or other disruptions.

Microgrids provide users with:

•	an ability to gain independence from the central grid;
•	an opportunity to manage and optimize energy output and usage in real time;
•	the ability to maximize cost savings and carbon emissions reductions;
•	the ability to monitor and control disparate building management systems and sources of distributed energy;
•	the ability to incorporate renewable energy sources;
•	the ability perform diagnostic analyses and address issues before they become problems;
•	the intelligence to identify energy efficiency opportunities;
•	forecasts to improve attainment of targets; and
•	reporting and billing on energy, environmental and financial results

As an independent center of power generation, microgrids can sell excess energy to the central grid, representing a source of revenue that can defer the cost of deployment of the system. When coupled with the projected energy savings attributable to deployment, a microgrid makes good business sense for many large energy consumers.

A 2009 Pike Research report forecasts that more than 2,000 microgrid sites will be operational worldwide by 2015, up from fewer than 100 in 2010. The research firm also reports that the microgrid market will segment as follows:

•	Institutional/campus microgrids with a single owner.
•	Commercial/industrial microgrids with multiple owners.
•	Community/utility microgrids tied to the larger utility grid infrastructure.
•	Remote off-grid systems which will be increasingly common in developing countries.
•	Military microgrids which can support remote base operations without a fuel supply.

Pike Research anticipates that institutional/campus single owner microgrids will be the largest segment with 53% of deployments by 2015, followed by commercial/industrial with multiple owners at 39% of the deployments. The research also forecasts that over 3 gigawatts of new microgrid capacity will come on line globally by 2015, representing a cumulative investment of $7.8 billion. According to Pike Research, North America will be the largest market for microgrids during that period, capturing 74% of total industry capacity.

The deployment and integration by the private sector of distributed and renewable energy sources have fundamentally altered the business paradigm on which electricity generation and the energy industry functions. Just as the private sector has been selling surplus energy generated from renewable, alternative and intermittent energy sources energy back to utilities, microgrids will sell their excess energy to utilities and amongst themselves. The aggregate of the surplus energy delivered into the grid could serve to alleviate a modest portion of the nation’s increasing energy requirements and reduce energy prices since utilities may not be required to construct expensive and environmentally devastating energy generating infrastructure or resort to older, less efficient and more expensive generation equipment to meet peak demand. Moreover, at the production levels suggested by the Pike Research report, analysts foresee the development of spot energy trading markets for surplus energy generated outside the utility framework.

As a consequence of the proliferation in energy technologies, products and services and the thirst for new energy applications intensifies, a highly fragmented industry comprising a broad spectrum of established and start-up companies distributed among a wide range of industries has evolved. In most cases, their technologies have been designed without the benefit of an open development standard. Their proprietary architectures, communications and information systems limit their compatibility to communicate and integrate with other technologies. These technologies present challenges relating to the coordination of end points, the authorization of permitted constituencies, the interoperability of IT systems and devices. Accordingly, integrating these technologies to obtain their maximum efficiencies has been a challenging, if not impossible, task for consumers throughout the demand chain, from ESCOs to device manufacturers to individual users, and, in many cases, integration and interoperability has been stifled. Moreover, many of these technologies ignore security issues that are critical components of any network attached hardware because they are susceptible to intrusion and cyber attack from third parties desiring to disrupt operations or acquire sensitive information.

As the energy industry continues to evolve, we expect that new technologies will be developed that will allow private energy consumers, owners of microgrids and utilities, in the context of the smart grid, to incorporate other energy production sources, such as natural gas, petroleum and geothermal resources. All of the challenges consumers are confronting with respect to connecting, integrating, operating and securing today’s technologies will be pertinent to the integration of these new energy assets.

Our Business

Our Technologies and Services

We provide connectivity, interoperability and security solutions to meet the challenges of the 21st century energy industry. Our consulting and software engineering, architecture and design services enable our customers to seamlessly connect, integrate, manage and secure their energy related assets. Our solutions adeptly address the range of communications and automation issues facing energy consumers as they seek to more efficiently manage their energy consumption and offset their energy costs through the deployment of distributed and renewable generation, energy storage and other technologies.

Technologies

Our core technology comprises a patent pending Service Delivery Exchange (SDEX) system that operates as a network service and takes a novel approach in its layered service architecture. Our SDEX system links our customers’ energy networks and information systems via a secure Internet information exchange. Each service layer in the hierarchy creates a common infrastructure for the smart grid and new and emerging energy assets, as follows:

•	Network Security Services – authorizes access and provides necessary certificates/keys for encrypting communications.

•	Data Security Services – provides a centralized repository for managing data to authenticate customers, vendors, and utilities, as well as access permissions and policies.

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Information Services – provides service information pertaining to customer, device and premises profiles, service opt-in and preferences, and business-to-business services, such as transaction management, tracking and settlement.

Our SDEX technology unites an entire service delivery ecosystem for the Internet by utilizing a secure signaling infrastructure that negotiates the delivery of information, control messages and content in a multi-vendor (that is, multiple devices manufactured by diverse providers), transaction-based environment. Our SDEX functions as a network service that establishes a secure messaging capability between customer gateways, applications and service providers. In an energy services application, SDEX provides a method for connecting service endpoints, such as building controls, energy storage, generation resources and energy services information, over IP networks. This allows them to be accessed in a secure, permissions-based system by customers, service vendors and utilities.

The security agent is the focal point of our SDEX system. One of the prime advantages of smart grid and network enabled energy technologies and devices is the ability to remotely manage, monitor and collect information relating to their performance or information captured by the system relating to customers and other users, either directly by the user or by a utility seeking to make changes in response to energy demands. As larger numbers and more diverse energy assets are incorporated into network connected operating systems, the volume of information and number of transactions increase. Energy networks must allow access to permitted parties yet remain supremely secure from cyber attacks capable of disabling the system, hijacking sensitive information or worse. Because the SDEX architecture centrally manages industry standard security protocols used by its clients, it is able to detect attacks and adapt to the evolving security and encryption demands. This eliminates non-coordinated security implementations of various enterprises where the weakest link becomes a likely point of attack or security breach.

The principles of our SDEX technology have been designed for and previously utilized in enterprise-class networks for other applications and we are confident that it can be adapted successfully to an energy industry application. Our SDEX technology possesses virtually unlimited scalability, is content and feature rich and, we believe, is significantly more cost effective than technologies that achieve similar results offered by others. Our SDEX technology is subject to one pending patent, and several more technologies for which we will seek patent protection, all focused on network service delivery infrastructure.

Services

We design and develop architectures and software to enable users to integrate and manage energy devices developed by multiple vendors in a unified environment. We have developed methodology-based consulting services that assist customers in connecting their assets securely to open standards, Internet-based platform that offers significant feature, cost, scalability and performance advantages over proprietary, custom-built solutions. We believe that the unique architectural approach of our solutions offers significant value and advantages across the entire spectrum of manufacturers and consumers in the evolving energy industry. Our engineering and architectural solutions include

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Product Specific Integration Engineering Services – Most smart grid devices and emerging distributed and renewable technologies either incorporate proprietary architectures, communications and information systems that limit their compatibility to communicate and integrate with other technologies or do not address these functionalities at all, in which case, manufacturers have elected to allow the user to determine the manner in which the device or technology will be integrated into its energy network. Moreover, they may not include the security agents and protocols required when the technology is incorporated in the context of a network of energy assets. Even the largest manufacturers acknowledge that their devices may not be compatible with users’ existing networks and systems and that software bridges may be necessary to integrate the product into the user’s network. For some manufacturers, compatibility issues may be an impediment to wider distribution of their products. We provide custom engineered open standards solutions to device and technology providers that allow their products to integrate and communicate with virtually any user’s network and add a security agent to protect against unauthorized interventions.

•	Retrofitting and Integration Services – We provide services that integrate legacy systems into a customer’s existing network or to our Internet standard platform.

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Conceptual Design Services – We interface with developers, architects and planners during the conceptual design phase of a project to provide technology assessments and recommendations, network development and deployment and return on investment analysis.

•	Pre-Engineering Services – We provide pre-engineering services that include project requirement assessments and systems specification analyses.

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Pre-Construction Engineering Services – We provide design and support services during the pre-construction phase of a development to design network, building and energy control systems, including campus and local area network, or LAN, architecture and design, building control and automation system design, energy management and control system design and vendor selection.

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Construction and Deployment Services – We manage the deployment of campus and LAN systems, such as building communications systems, energy control and management systems, as well as our proprietary energy management services platform and custom application development.

We are capable of delivering our engineering and architectural services as discrete solutions to address specific issues and challenges or in the context of a unified array of services that represent end to end solutions for our customers. Our services are based on principles and standards embodied in TigaNET and can be migrated to and integrated with our TigaNET network.

TigaNET

The range of our corporate and technological competencies is demonstrated in our TigaNET suite of energy integration, management and security services that is currently under development. Upon the completion of development, our TigaNET solution will provide three critical network and applications capabilities to the industry:

•	Network and Transport Services
•	Energy Asset Management Services (TEAM)
•	Third Party Energy Applications Store

Network and Transport Services

TigaNET is an open source, Internet-based, framework based upon our SDEX technology that connects building automation and control systems, distributed and renewable energy generation and energy storage, metering and monitoring devices, and other energy related systems onto a common IP interface. Its unique architecture eliminates the proprietary lockouts that many energy and premises control systems have imposed on their customers. The elegance of TigaNET’s open source framework is embodied in its ability to manage the range of existing energy assets yet remain sufficiently nimble to allow users to adopt and incorporate into their energy portfolio new technologies as they are developed. TigaNET provides a content and feature rich environment that allows the user to select the information and management functions most important for its operations. TigaNET offers virtually unlimited scalability and can be engineered for networks of any size. Our goal is to position TigaNET as the de facto standard, complete solution, for securing energy assets and delivering services. TigaNET has extensive application for a wide range of distinct, single-application projects but we believe that it represents the ultimate solution to enable the impending proliferation of microgrids which bring together the range of energy assets and energy management technologies that require the coordination of end-points and constituencies, interoperability of IT systems and devices, and robust security protocols.

TigaNET provides:

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Enterprise Services – TigaNET functions as an Internet firewall for companies providing facility, asset and energy management services. Our SDEX technology eliminates the need for a direct Internet-based connection between the utilities, facilities, and their back offices. Rather, TigaNET offers the ability to manage policy and access permissions and authentications to systems, devices, and data interfaces from a single console.

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Standards based Secure Internet Transport – This enables a common method for energy consumers, smart buildings, application developers, utilities, service technicians, as well as energy management and services companies to access information and control systems via the Internet.

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Single interface for all energy related services – TigaNET allows end-users to access energy related information, facilities service data, consumer energy consumption information and other data by way of a single source that is accessible via multiple interfaces such as smart phone applications, web portals, premises control systems, and back office applications.

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Managed Cyber-Security for Facilities and Utility Control Systems – Facilities and utilities can securely connect to Internet-based services and controls via TigaNET’s information exchange which provides a mechanism for these organizations to leverage the flexibility and functionality of the Internet without directly risking interaction with Internet-based energy services.

We believe that TigaNET’s network and transport services represent an essential element in the management of an energy asset portfolio. Its services and solutions enable utilities and energy services companies to leverage existing and evolving building automation systems to:

•	Improve operational efficiency by reducing energy consumption
•	Extend access to real-time information and premises controls to new interfaces and applications.

•	Most importantly, by integrating renewable generation solutions with facilities management control systems customers can reduce their heating and cooling and overall energy costs by 40% to 60%.

Energy Asset Management Services

Our Energy Asset Management, or TEAM, Service delivers the ability to provide services and solutions that improve the capability of facilities management and performance systems. Our core products include an asset audit application that provides a rule and event engine for facilities management service companies, their customers and third party energy incentive verifiers. The mobile application automates the task of recording, evaluating and distributing energy asset information. If a problem is recognized TEAM has an integrated work order dispatch system that allows end-to-end cost analysis, technician dispatch, mobile troubleshooting, and event management. Given that the Freedonia Group estimated that the 2009 HVAC equipment market was estimated to be $14B, the market potential is considerable even at only moderate penetration levels.

Energy Management Services & Applications Store

We intend to leverage our customer base and the TigaNET system to create an important source of continuing revenue by launching a third party applications store on a self-hosted network. Our open source, Internet-based solutions are accessible to a wide variety of services and products. We will launch an energy applications and service store that will offer energy management applications, services and products developed by third parties that enhance, complement and support the solutions we provide for our clients. In addition this interface provides customers with a standards based programming and communications interface with specifications for third-parties to develop and sell custom energy applications. We expect this model will provide an efficient environment for developing custom energy management software applications and a diverse economic system, or ecosystem, for developing consumer- and enterprise-based energy applications. We will generate revenue from the applications store by managing devices and data security and third party access permissions. As we capture information about users, we will accumulate service profile and subscription information that will allow us to better serve them by developing solutions that match their needs. We expect that the revenue generating potential of the applications store will be closely tied to the proliferation of TigaNET.

Examples of the products, service applications that we expect will be developed and offered at our applications store include:

•
Mobile Wireless Device Support: Facility, asset and energy management service providers can develop applications that take advantage of our infrastructure and messaging services to deliver applications to smart phones, PDAs, or iPhones. Our initial iPhone application is a facilities service management application that allows HVAC technicians to monitor and control commercial HVAC and heat pump systems for building systems.

•
Web Portal Widgets – Consumers, and particularly ESCOs, can link energy related information widgets to personal web portals making energy usage data, status of premises and access to premises controls available on third party web portals (e.g. Yahoo, Google, AOL).

•	Service portability – We will enable consumers to choose, change, or modify access to their energy related information and controls in a multi vendor exchange.

•
Utility Meter Data Interface - Utilities and energy consumers can share common authentication protocol using unique userID and password access to real-time utility meter information (meter usage and pricing, for example) enabling the integration of real-time advanced utility meter information into existing home and building automation systems. This eliminates the need for deployment of a utility controlled Home Area Network and removes all risk of utilities or smart grid service device and providers from connecting directly to the Internet at the customer premises.

We envision our applications store as a source of continuous recurring revenue. We expect that activity at our applications storefront will correlate directly to the market penetration of our TigaNET solution and that meaningful revenue from the applications store will not be realized until the wide scale deployment of TigaNET.

We believe that TigaNET provides an end-to-end solution to the range of issues, challenges and threats that confront energy industry participants. It allows users to integrate, manage and monitor their energy assets throughout each phase of the energy life cycle from distribution to use. TigaNET provides users with the ability to adjust and modify their systems as conditions require, as a result both of expanding their energy portfolio to accommodate new technologies and as economic pressures dictate. Economic benefits are achieved not only from increased efficiencies of usage of energy assets but also from the ability to take advantage on an automated basis of valuable government tax and other incentives offered to forward thinking users who make prudent energy usage a priority. The incorporation of TigaNET into an energy asset portfolio also demonstrates a commitment to environmental sensitivity because the significant energy efficiencies derived represent sophisticated environmental stewardship. TigaNET mitigates risks associated with energy network intrusions and other security concerns, which allows users to focus on their core business. We believe that we are positioned to become a key enabler for next generation smart buildings, smart devices and technologies, smart energy services, smart utilities and the microgrid.

Market Analysis

As energy demands increase, the supply of energy is depleted and the cost of energy continues to escalate, energy costs are accounting for a higher percentage of a company’s operating costs and a corresponding reduction to its bottom line. We see this trend continuing as energy supplies are further depleted and other pressures on the industry arise or resurface, in the case of reliance on energy resources derived from unstable geographic regions.

We believe that the most successful businesses have substantially eliminated inefficient practices and trimmed superfluous costs throughout their business models. They have extracted all of the benefits from the operational and management systems they have implemented over the last several decades that have enabled them to more efficiently plan, build, account for, deliver, sell and support their product and service offerings. While these systems have enabled businesses to operate more efficiently and profitably by reducing the cost of goods sold and selling, general and administrative expenses, their pervasiveness now provides competitive parity, not a competitive advantage. The systems have evolved into “commodities of process,” that is, they allow the enterprises that deploy them to survive, not thrive.

We believe that effective management of the energy component of a company’s cost of doing business represents a new frontier through which a commercial enterprise can significantly impact its bottom line. The motivation to focus on energy is being driven not only by the increasing cost of the commodity but also by political and social forces. The federal and state governments are offering valuable financial incentives to companies that adopt the most progressive energy management practices and contemporary technologies. Regulations that mandate environmental sensitivity, as well as shareholders and society generally are compelling companies to be good environmental stewards. Most importantly, economical and practical methodologies and technologies that allow enterprises to address the range of energy management issues that confront them now exist or are being developed and improved at a rapid rate. Many companies recognize the benefits to their business associated with progressive energy management practices and are proactively exploring ways to change their business model as it relates to energy usage and efficiency while others already have adopted technologies and methods to achieve these ends. We believe that companies that introduce effective energy management practices that allow them to reduce their energy costs and avail themselves of the financial and other benefits available to them while simultaneously reducing their carbon footprint, will gain a competitive advantage that will distinguish them from rivals and allow them not just to survive but thrive in any economic environment.

Private consumers, either individually or in the context of their communities, are being compelled to examine their energy management practices and adopt new techniques and technologies for many of the same reasons.

As energy management practices evolve, the energy industry is endeavoring to satisfy consumer demands for new technologies that allow them to achieve their goals. These include basic devices that provide consumers with the means to most effectively avail themselves of the benefits of the smart grid, such as advanced meters and sensors, and the most sophisticated technologies that allow the largest consumers to generate their own power and attain energy independence, such as distributed and renewable energy generation sources and storage technologies. A feature common to all of these devices and technologies is that they must be able to effectively interact with other technologies in the context of a network. The sophistication of the interaction is dictated by the nature of the device or technology, its function and the context in which it is deployed. Smart grid devices must be programmed to provide real time information relating to energy usage to consumers and to interact with utilities to achieve the benefits of demand-response control. Alternative power generation sources typically are deployed within the context of a consumer’s wider energy or building automation network and require far more sophisticated technologies that allow the user to collect and analyze information and manage and program the device within the framework of the network in which it operates. Most manufacturers of these new devices and technologies are proficient at developing products that achieve a stated goal. However, these same manufacturers may not be competent to develop and may not have imbued in these technologies the architectures, communications and information systems and security protocols that enable them to interact efficiently and securely. This technological void represents one of the most significant failings of the new energy industry and has created an opportunity for perceptive companies with the experience to develop the applications that address and resolve these deficiencies.

While it is clear that the technological gaps in the architectures, communications and information systems and security protocols extend across the spectrum of new energy products and technologies, we believe that it is critical that companies such as ours focus on providing solutions that:

•	enable product manufacturers to securely integrate their devices and technologies with utilities and into energy networks;

•	facilitate commercial and home automation systems typically developed by ESCOs, systems integrators and facility management service companies;

•
allow facilities implementing energy networks through the adoption of distributed and renewable energy generation sources to manage energy costs, ensure reliability and achieve a measure of energy independence; and

•	that will enable and empower the proliferation of microgrids.

Product and Technology Integration Engineering

Many of the devices and technologies driving the transformation of the energy industry, including smart grid devices, building automation systems and distributable and renewable energy generation sources, are highly sophisticated in their design, operation and functionality. However, many of these products and technologies do not function as effectively and efficiently as their specifications suggest because they lack sophisticated communications and information systems which, in many cases, preclude them from linking with other products and technologies. In addition, utilities that desire to establish a common network for managing their business to take advantage of new technologies or efficiencies and network service providers that must upgrade their systems to accommodate energy related assets face similar challenges that require engineered solutions. A 2009 Pike Research report estimates that the smart grid market currently is approximately $40 billion and is projected to grow to $210 billion by 2015, so analysts believe that an abundance of new smart grid products and services will be introduced and deployed over the next five years. It is critical that solutions are devised to allow these devices to communicate with utilities and connect with and integrate into to wider networks, improve effectiveness and improve security against cyber attack. These solutions would not only benefit the consumers that use these devices but especially the manufacturers that would profit from an increase in the flexibility and marketability of their products that would derive from the value we add to their products.

Facility Management and Building Automation Systems

The smart grid initiative and the growing array of products being developed that allow consumers to reduce energy consumption and control energy costs create new challenges in the evolving energy services and utility market. Commercial and private consumers are seeking to take advantage of these technologies and the economies they offer and utilities are promoting their implementation as a means of deferring the construction of new electricity generation plants as energy demands increase. As this segment has developed, the changes in the market have focused on three business imperatives:

•	the transformation of facility management and building automation systems from rigid and limited capability systems to dynamic and automated energy management platforms;
•	supporting consumer demand for detailed, real-time information about energy usage and its impact on the energy grid; and
•	meeting or exceeding environmental and regulatory requirements, while reducing overall energy usage and cost.

The implementation of building automation systems for commercial or private applications generally falls within the purview of ESCO’s which design and implement energy savings projects. ESCOs typically incorporate a myriad of legacy and diverse new products and technologies within their design proposals to achieve the highest energy efficiencies. Many of these products incorporate proprietary architectures, communications and information systems that limit their compatibility to communicate and integrate with other technologies. Legacy equipment may include additional barriers to connectivity than newer product offerings. A proposal also may include the deployment of a LAN to integrate all of the facets of the design. Facility management companies face similar challenges as those presented to ESCOs to the extent that they are required to connect and integrate a variety of technologies with the added challenge of managing them from a single console either on-site or remotely. Many energy and premises control systems impose proprietary lockouts on their customers that must be overcome to connect these systems with other equipment such as smart meters and sensors and power generation sources.

Energy consumers seeking to implement building automation and facility management systems range in size from single family homeowners to big box stores and C&I facilities that desire to consolidate their energy assets within the confines of a LAN or other single computer processing system and that may employ a broad range of energy assets that must function in coordination with each other.

Pike Research estimates the 2010 market for ESCOs in the commercial building industry will be $5.6 billion with over 70 billion square feet of building stock and expected double-digit growth rates over the next several years. Given the continuing proliferation of building automation systems, solutions that address the entire range of challenges in this segment must be devised and offered at price points acceptable to the entire range of potential users.

Implementation of Energy Networks

In the face of spiraling energy costs that drastically impact their bottom line, many large energy consumers are stepping up from mere building automation systems to implement energy networks that allow them to more closely manage energy costs, ensure energy reliability and achieve a measure of energy independence. These enterprises are adopting a wide array of new energy technologies to attain these goals, including building automation systems and the meters and sensors that monitor performance of systems such as HVAC, lighting and hot water, in real time, and distributed and renewable energy resources. Critical to the harmonization of these diverse and disparate technologies within the context of a network and achieving the efficiencies these systems offer are the applications that coordinate end points, authorize permitted constituencies and enable the interoperability of IT systems and devices. Effective and affordable solutions must be made available to these entities in order to promote deeper market penetration of energy networks.

The Microgrid Revolution

The current central grid was designed solely to move electricity from a single generation facility to its customers with intermittent ties to neighboring generation facilities for the purchase and sale or electricity to meet short-term requirements. This structure is unreliable, provides single point security and, due to government regulation, is designed to support a monopoly that is slow moving and offers only limited services and products. In addition, increasing energy costs, pressure to deregulate utilities, the need for more efficient and climate-friendly technologies, looming environmental regulatory obligations and constraints and the availability of financial incentives in the form of renewable and carbon emission credits, are all encouraging the private sector to move beyond the current simple central grid infrastructure.

A 2009 Pike Research report forecasts that the number of operational microgrids is expected to increase from fewer than 100 in 2010 to more than 2,000 microgrid sites worldwide by 2015. The report also forecasts that over 3 gigawatts of new microgrid capacity will come on line globally by 2015, representing a cumulative investment of $7.8 billion. According to Pike Research, North America will be the largest market for microgrids during that period, capturing 74% of total industry capacity.

Microgrids provide users with numerous attractive advantages, including an ability to gain independence from the central grid, an opportunity to manage and optimize energy output and usage in real time; the ability to maximize cost savings and carbon emissions reductions and the intelligence to identify energy efficiency opportunities as they arise. Microgrids are being considered or currently are being deployed by a wide range of institutional/campus organizations, C&I facilities, residential and industrial communities, big box stores and in military applications.

We believe that although higher operational efficiencies alone justify the cost of these systems, microgrids represent a potential profit center as owners enter into load curtailment programs with the local utility and sell energy back to the central grid.

Microgrids are well ahead of their utility smart grid counterparts in capabilities and complexity. Today these systems include distributed, renewable and backup energy generation (solar, wind, geothermal); energy related building controls (HVAC, lighting, security) and sophisticated monitoring and metering systems. Most of these systems are controlled via a computer network that enables facility and energy management personnel to monitor efficiency, capacity and output. The development of the microgrid and the unique and complex set of operational challenges they present requires not only the applications developed for energy networks but additional capacity to manage interaction with the central grid.

Other industries, telecommunications specifically, have been faced with similar infrastructure challenges. The future of the energy industry is not unlike what transpired in the telecom industry. In order to support demand and growth, the telecom industry conceived secure signaling and moved its infrastructure to a distributed architecture capable of supporting disparate networks (multiple carriers), multiple providers (over s single set of lines) and diverse technologies. A similar movement is now occurring in the energy industry as it moves to intelligent and centralized management of the grid to support multiple layers of smaller, independent, distributed intelligent devices, resources and endpoints. Appropriate and cost effective solutions must be made available to promote the expansion of microgrids

How we Propose to Make Money

We believe that our Company occupies a critical space at the forefront of the evolving energy industry. We provide connectivity, interoperability and security solutions to manufacturers and consumers that enable competing proprietary architectures, communications and information systems to communicate and integrate with each other. We solve challenges relating to the coordination of end points, constituencies, interoperability of information technology, or IT, systems and devices. Our solutions are augmented by robust security features that enable their products and technologies to function within the context of a network of energy assets that can be monitored and controlled remotely.

We believe that our solutions have application throughout the evolving energy industry but we have identified four distinct areas from which we expect to derive the material portion of our revenues:

•	consulting and integration services;

•	TigaNET Managed Services;

•	Energy Management Applications & Services Store; and

•	licensing or OEM of our service platform.

Consulting and Application Integration Services

We have developed a set of methodology based consulting services that have broad application throughout the energy industry. For example, we devise solutions that enable private companies, ESCOs, and utilities to identify and mitigate cyber security threats in the utility grid, facilities controls and SCADA systems. In addition to security, we can provide domain expertise services around providing transport services, network control interfaces, and back office and legacy systems integration. Customers for these services include forward-thinking utilities that desire to establish a common network for managing their business to take advantage of new technologies or efficiencies. Other examples of how we work with the industry through ESCOs and energy consulting firms to connect disparate end-point energy generation solutions into financial and energy trading platforms, or AMI developers to integrate and improve security and the quality of data they receive from their meters.

We believe we have a significant competitive advantage in this segment because of our team’s background in architecting and deploying enterprise-class networks. We believe that this skill set, combined with our deep domain expertise and contacts in the energy industry and our understanding of the challenges that confront consumers will help ensure that we maintain this advantage, especially as the market matures and competition increases.

TigaNET Managed Services

We believe that the ability to share common information and functionality, not only from the enterprise backbone but also from external systems and devices is central to the success of both the smart grid and microgrid industries. Functionality, such as determining who has access to the system and the ability to monitor and audit devices such as meters or renewable generation sources, must be made available to an organization’s constituencies. Similarly, real-time capabilities used to facilitate and secure assets must be widely shared to promote internal consistency and eliminate redundancies.

The “command-and-control” model adopted by the smart grid industry has the potential to undermine the long-term viability of the energy market because of the lack of industry communication standards and security concerns which have resulted in the creation of a plethora of disparate networks with no common security or information standards. The coming demands on the industry from renewable resources, electric vehicles, increased energy costs and undefined standards ultimately will continue to fail to solve the industries’ core problems.

TigaNET’s suite of managed services provides network connectivity and security services, information and device interoperability, transaction management and information exchange components. Our strategy is to establish TigaNET as the open standard platform for connecting energy assets and services. Our end-to-end solutions proficiently address the range of issues endemic to today’s smart grid technologies and are designed to manage the challenges presented by and enable microgrids.

As we complete the development of TigaNET, we expect to release it in stages to satisfy the strategic demands of our target markets. Initially, we expect to provide our managed network services for security and interoperability for information resources and end-point assets. Once we establish these services, we anticipate adding messaging and communications services, energy based security and connectivity to home gateway products and the interfaces into energy asset management applications. Our focus will be on the private energy market and we expect that initial customers for TigaNET will be with big box stores that are implementing distributable energy sources, such CHP, and renewable energy solutions, including wind, solar and geothermal sources, that have the need to centrally measure their return on generation. We are currently in discussions with several multinational organizations to architect and deploy TigaNET into large-scale projects that propose to integrate multiple energy generation sources and that have the ability to leverage the energy locally and, if there is excess capacity, to sell electricity back to the utility provider through a power purchase agreement or offer it to a private energy trading platform. Many IT organizations are considering energy usage and consumption technologies as the fourth component to their communications infrastructure (voice, video, data, and energy management). Pike Research estimates the managed services market for grid technologies to be on a year-over-year growth trajectory of 75% between 2010 and 2011 and a 60% compounded annual growth rate through 2015, at which point it will become a $4.3 billion per year industry. In addition to providing our services branded as TigaNET, we will also offer a “white label” or custom version of our service to allow third-parties, utilities, and other organizations to resell our applications and services to their customers. This will allow us to enable the market faster and eliminate many of the risks and competitive threats.

Energy Management Services & Applications Store

Because we manage both the security and connectivity of end-point devices, we can provide an environment for third party application developers to build and sell their solutions through our services and applications store. Our services and applications store will function much like other smart device applications stores, such as the Apple iPhone store. We will charge a fee to energy management application development companies to host their applications in our network. Our goal is to create an ecosystem, or economy, for the development of new and innovative energy management solutions we will charge a transaction fee for every application that uses TigaNET to access an end-point device or the associated data. Developers would have a common set of parameters to build a range of applications from asset control systems for smart devices, such as cell phones, all the way up to interfaces and solutions that tie complicated back-office or utility operations centers to a network. Because we provide the security, permissions and access to end-point devices, application developers can focus on their core competencies. Some of the initial applications that will be made available in the store include an iPhone/iPad based C&I HVAC audit and energy audit tool that will allow service technicians to monitor performance and energy consumption of HVAC systems, determine what maintenance needs to be completed, track the warranty and service history and dispatch a work order if further service is needed. Other applications include an HTML/Internet based interface for monitoring the real-time performance of solar panels, and a BTU monitor for the measurement and efficiency of geothermal loop systems.

Licensing of Our Service Platform

Tiga Energy Services will pursue the licensing opportunities of the TigaNET platform, or components of it. Possible licensees include enterprise customers seeking a closed installation of TigaNET and government owned utilities (e.g. China). In these licensing agreements Tiga would provide additional integration and deployment services and ongoing support.

Energy Trading Platform

As distributed and renewable energy generation sources and microgrids proliferate, many consumers will become net energy producers and have the ability to sell energy back to the grid and/or trade it among other energy consumers connected to a network. As private sector energy production increases, we believe that an opportunity will arise to develop an interface between TigaNET and energy spot trading platforms to allow international trading of that energy. While the limited quantity of non-grid generated energy has precluded the establishment of such a market to date, as more private consumers become net energy producers through distributed and renewable energy sources, including energy generated by microgrids, and baseline generation technologies, such as natural gas, geothermal, CHP and energy storage devices are added to the mix, a spot trading market for non-grid generated energy would become viable. TigaNET, with its virtually unlimited scalability, will provide energy spot trading platforms with secure real-time access to both private energy assets and traditional utility energy assets connected to the exchange. We would work in collaboration with a partner in the financial services industry to launch a spot trading market for non-grid generated energy derived from energy assets connected to TigaNET to provide secure real-time information about and access to both traditional utility energy assets and private energy assets connected to the exchange. As the energy industry continues to evolve, we believe that a vibrant energy spot trading market will develop. Currently the only viable trading of renewable generation is on the Day-Ahead or Intra-say/Hour-ahead markets where bids are submitted and the market is cleared prior to the dispatch of energy within a 24-hour period. Traders, and utilities, can choose which energy sources to trade based on their needs, price and delivery requirements. Energy can be traded in real-time or by auction, depending on the needs of the exchange, the purchaser, the seller or the utility.

Marketing and Sales

Marketing Approach

Our marketing strategy can be segmented into two phases:

•	an initial stage in which we introduce and commercialize our engineering services platform; and

•
the staged launch of our suite of TigaNET services that incorporates third party services and energy application developer partners into the TigaNET platform to offer value add services and applications to TigaNET endpoint customers.

We believe that our unique architectural approach offers significant value and advantages to the facility management, building automation, renewable energy services and smart grid industries. We have developed methodologies to assist these industries in connecting their assets securely to an open standards, Internet-based platform that offers significant feature, cost, scalability and performance advantages over proprietary, custom-built solutions. All of the one-off engineering solutions we develop for clients will be accessible to and ultimately have the ability to utilize the TigaNET suite of services when it is released. It is our intention that all of our customers and clients ultimately migrate to TigaNET so that as we grow our base of engineering services clients we also are expanding the universe of potential TigaNET users, which we hope to leverage into a future revenue stream. Our ultimate goal is to establish TigaNET as the open standard network platform and end-to-end solution for securing energy assets and delivering services to the energy industry.

As we enter the market, our primary focus will be to sell to strategic accounts and establish key partnerships that will leverage sales solutions. It is our intention to identify a few early customers that can establish the efficacy and quality of our services and products and solidify our Company’s reputation as a reliable and innovative provider of effective connectivity, interoperability and security solutions for the energy industry. We expect that these relationships will lay the groundwork for strategic partnerships with a variety of established energy industry providers across the spectrum of the energy industry.

We believe that breadth of the engineering services we offer will attract a wide range of customers. We consider product manufacturers, utilities and service providers that will require engineering services to develop architectures to enable their products to operate within the context of wider energy networks to comprise an initial and critical set of customers. These entities must be able to demonstrate that their products and services can be integrated into wider energy portfolios. We will target smart grid device manufacturers, home automation system and device manufacturers, distributed and renewable energy generation source manufacturers and networking service providers. We also will pursue utilities that desire to establish a common network for managing their business to take advantage of new technologies or efficiencies. We can provide the value-added connectivity and interoperability features and security agents these businesses require to substantiate their products’ ability to function seamlessly within the context of an energy network and extend the potential market for their products.

We expect that other customers will engage us to provide all or a portion of the range of engineering services we offer. Toward this end, we are targeting customers in the private energy market, the C&I market, commercial facility management organizations, big box retailers, sustainable developments and large scale renewable energy projects. We may be retained by these entities to install a new energy network or assess and upgrade an existing network, to retrofit and integrate legacy building control systems, to design and deploy a LAN that covers energy assets or participate in the implementation or upgrading of building automation systems that include energy related technologies or devices.

Energy consulting firms, ESCOs and systems integrators represent potentially productive markets for our services. For example, ESCOs have available to them a wide range of products and strategies to develop energy savings programs and may require our services to implement the most effective programs. We also will work with sustainable developers, architects, engineers and project managers in each phase of a commercial, residential or mixed-use project. Our overriding role in these environments will be to secure access to energy assets. In so doing, our clients also will have access to the benefits of TigaNET and its evolving set of services and features and serve as an ongoing and consistent stream of future revenue. We also expect that these entities will offer a leveraged solution to expand distribution channels for our solutions.

We expect that from this initial group of clients we will identify a few lighthouse customers upon which we can build our business. Characteristics we will seek in these customers include and ability to utilize, when it is released, our TigaNET network service within a pilot license to solve an existing internal security challenge, to incorporate TigaNET as a part of their customer engagement or support solution and, in certain cases, these customers may have the ability to eventually reference, sell, or even resell, components of our network and ultimately, TigaNET, into their customer base.

We are in discussions with a number of significant potential customers to utilize our solution, including big box retailers, an AMI company and other government and industrial projects, though we have not entered into any agreements to sell products.

During our initial foray into the market, we hope to cultivate strategic alliances with established companies in the business sectors we deem most critical to building our operations. We will seek to leverage these strategic partnerships to grow our customer base at minimal cost to us. We are developing relationships with several major network equipment providers, multi-national conglomerates, energy service providers and renewable generation providers that provide geothermal, solar, CHP and battery storage solutions, which will allow us to have a first to market advantage over our competitors.

We will continue our development of TigaNET by establishing the services that comprise our suite of TEAM-related products and identifying third party developers to applications and products for our Energy Management Services & Applications Store. At such time as we have produced the first working model TigaNET and have identified our lighthouse customers and strategic partners, we will initiate efforts to license our technology to a variety of energy industry partners. We are pursuing partners in the following industries:

•	Renewable Energy Generation Manufacturers
•	Sustainable Property Developers
•	ESCOs
•	Smart Grid Infrastructure
•	Electric Utilities
•	Communications
•	System Integrators

As we complete the development of the individual applications comprising TigaNET, we expect to release them to satisfy strategic demands of our target markets. Initially, we expect to provide our managed network services for security and interoperability for information resources and end-point assets. Once we establish these services, we anticipate adding messaging and communications services, energy based security and connectivity to home gateway products and the interfaces into energy asset management applications.

By working closely with our strategic partners and with sustainable developers, architects, engineers and project managers, we believe that we can secure business in the microgrid market. The visibility provided by the Central Texas Airport project, described below, should it proceed to construction, will be invaluable for establishing the strength of our services and solutions and the breadth of our corporate competencies.

As private sector energy production increases and our business matures, we expect that more energy assets will be connected to, or have the ability to connect to, TigaNET. We believe that we will quickly capture within our network a sufficient quantity of non-grid generated electricity, which, if linked with baseline generation technologies, such as natural gas, geothermal, CHP and energy storage devices, could evolve into an energy spot trading platforms. We believe that our participation in such an energy trading platform would further drive sales.

Sales

Initially, we will rely on management to develop leads and close sales. As our sales and marketing efforts mature, we will employ a direct sales team as the primary conduit for selling our products. We expect to divide our sales force on a regional basis. We will provide sales representatives with access to engineering support during the sales process. Eventually, we anticipate adding independent representatives and, if our financial resources permit, we will maintain a tight ratio of sales engineers to sales representatives. An internal sales force will support our independent representatives for lead generation and follow-up.

We hope to leverage our relationships with our strategic partners, licensees and the product manufacturers and service providers with which we do business to gain access to customers in a wide variety of markets segments.

Central Texas Airport & Green Corporate Centers Letter of Intent

We are negotiating a contract with The Central Texas Airport (CTA) & Green Corporate Centers (GCG) to provide a range of engineering services in connection with the deployment of a communications infrastructure that will support communications and microgrid services at the airport and surrounding green corporate campus being developed by CTA near Austin, Texas. We will be tasked with implementing and managing a six-mile circumference IP based campus wide area network, or WAN, and service delivery platform that will support voice, data, video, building automation and energy control systems. We are working with large network equipment vendor to provide equipment and design services for this project. The CTA is working with Japan-based Dentsu/EcoMerge to develop a sustainable corporate campus component called the Eco-Merge Green Corporate Centers. Eco-Merge proposes to develop a 10Mw solar array with IP based control systems that will have the capacity to scale to 30Mw in short order. We expect to bring together other distributable and renewable energy sources, including geothermal, CHP and storage solutions to ensure that we can effectively generate, provide, manage and distribute energy on site at any time. We are negotiating to earn fees for providing these services from a power purchase agreement that CTA would negotiate with the local utility. In addition to the energy controls, we will be deploying and managing all of the network services that include security as a service, authentication, discovery, asset management, voice/data/video communications, and IP based control systems which will tie into an overall microgrid solution. The project is intended to be a scalable, replicable community development that incorporates viable energy generation and management technologies within a secure, networked platform and serve as a demonstration model for green airport technologies and applications that can be applied worldwide. We also would be entitled to participate in any future franchise rights to the concept.

The project represents an opportunity to showcase our entire array of skills and competencies. It would afford us an opportunity to implement and perfect our technologies and services on an enterprise level in a high visibility project. We and CTA have agreed to negotiate a partnership agreement setting forth the concrete terms of the relationship with the intention that the project commence in second half of 2011.

Intellectual Property

We expect that our success and ability to compete will depend upon our intellectual property. We currently are pursuing patent protection in the United States. Currently, we have one pending patent in the U.S. We expect to file several more patents, all of which are focused on network service delivery infrastructure, when our financial resources permit. We may seek trademark protection for various service and other marks as we deem appropriate.

While we expect to rely on patent, trademark and trade secret law to protect our technology, we also believe that factors such as our agreements, the technological and creative skills of our personnel, new product developments and ongoing product enhancements will be essential to establishing and maintaining a technology leadership position.

Competition

The energy industry is evolving rapidly and our space within the industry has emerged over the last decade as a direct offshoot of the new and more sophisticated consumer demands to control energy costs and the technological developments that have transpired during that time. Accordingly, our industry is in its infancy and the competitive landscape is changing.

W expect that competition in our markets will intensify as our industry evolves given rapidly changing technologies, evolving industry standards, frequent new product introductions and changes in customer requirements. To maintain and improve our competitive position, we must keep pace with the evolving needs of our customers and maintain the highest quality standards of our products. The principal competitive factors that affect the markets for our products include:

•	our ability to anticipate changes in customer requirements and to develop products that meet these requirements in a timely manner;
•	the price and features of our products such as adaptability, scalability, functionality, ease of use, and the ability to integrate with other products;
•	our product reputation, quality, performance, and conformance with established industry standards;

•	our customer service and support;
•	warranties, indemnities, and other contractual terms; and
•	customer relationships and market awareness.

We believe that we can compete effectively in our industry on the basis of the range, depth, quality and price of our services.

A number of multinational companies provide all or a portion of the services we offer to customers. These companies, including IBM and Accenture, assist energy companies to integrate their systems onto the provider’s proprietary enterprise platform, which may be a limiting factor. We believe that the services these companies offer are economically practical for only the largest customers.

There are a few smaller companies, such as OSI-Soft, that offer service competitive with TigaNET by providing a hosted enterprise service bus to energy service companies. While we believe that this service is a significantly less expensive hosted alternative to the IBM or Accenture option, it is nonetheless expensive and OSI-Soft requires the customer adopt a proprietary platform that is limited and, we believe, not entirely open standards based.

We are aware of a few companies that are attempting to provide integration services for utilities to get access to the meter data, however, they only provide point solutions which resolve a limited need. In addition, because of the abundance of companies in the IT market focusing on energy related industries, we expect to experience competition in the professional services market. These service companies primarily are integrators or hosted alternatives to them. We believe that some of these companies will remain competitors, while others become valuable channel partners to our TigaNET solution.

Several large energy control or services companies, such as Johnson Controls, Schneider Electric, Google and EnerNoc, provide various pieces of the puzzle and, while we do not believe that they currently pose a competitive threat, they could expand their service offerings to compete directly with our products and solutions.

Several companies known better as defense contractors, including Lockheed Martin, BAE Systems plc, Raytheon and Boeing, are branching out into the microgrid market. These companies are offering renewable energy solutions energy though it appears that those companies have primarily cast themselves as system integrators and providers of security for smart grid deployments.

Within the building automation market, several large companies such as General Electric and Johnson Controls, provide building and energy control platforms that are completely proprietary and, we believe, very expensive. In addition, their lack of standards based technology makes them a decidedly non-sustainable solution for our target customers who must build systems that scale, evolve and grow with a dynamic market.

We believe that the competitive barriers to entry into our industry are considerable. Market entrants would have to possess a wide set of skills encompassing the development of enterprise class networks and have a deep understanding of asset integration and connectivity principles to effectively enter the market as immediate competitors.

Our industry is new and evolving and could be subject to fundamental shifts as consumer demands and technologies change. Accordingly, there could be incentives for companies that we may not now consider to be direct competitors to enter the market and impact our ability to establish our business.

The interfaces and network protocols used to connect to TigaNET are based on published, open standards. This enables the industry to develop applications and services that are capable of connecting to TigaNET without royalties or license fees. The internal architecture of TigaNET, however, is proprietary and the method in which TigaNET deploys its managed network service is based on a pending patent. While it is possible for a third party to utilize identical open standards and protocols for interfaces into a competing platform without restriction, TigaNET itself is proprietary and any replication of it by a third party would require licensing or royalties to be paid to Tiga Energy Services.

Government Regulation

Our operations are not directly affected by government regulations; however, many of the industries to which we will provide services are, including the utilities industry. We may have to customize our solutions to meet the regulations of our clients. Some data encryption and cyber security source code that might be deployed by the company may be restricted from export outside of the US due to export regulations set up by the Department of Commerce.

Standards and Regulatory Bodies

In order to remain a standards based platform, we must engage with several standards organizations. In order to participate in the communications standards being adopted by the Energy Industry, we have actively participated in industry standard activities. We have been selected as a voting member of the National Institute of Standards & Technology (NIST) Smart Grid Integration Panel that is providing guidance to the smart gird industry on cyber security and network infrastructure matters. Additionally, we are actively involved with the Utility Communications Architecture (UCA) that is defining the Advanced Metering Infrastructure standards for the electric utility industry. Our involvement in these panels not only provides corporate visibility but also is intended to insure that the standards that are defined in the smart grid industry will be compatible with the our service architecture in the long term. We believe that our service architecture will provide value to this industry as it extends into premises energy controls. Energy regulatory bodies such as North American Electric Reliability Corporation, the Federal Energy Regulatory Commission and the DoE look to these organizations to provide guidance and set policies. Accordingly, we consider our involvement in these efforts strategic to long-term opportunities for the Company as the smart grid evolves and requires access to privately owned and controlled energy assets.

Our team is well entrenched in the Internet Engineering Task Force standards committees that are defining the Internet based standards that will support an open standards energy ecosystem. Additionally, our ongoing involvement in Institute of Electrical and Electronics Engineers, or IEEE, standards groups is also highly strategic as they are actively involved in defining information models and communications protocols for the utility and energy industries that must be tracked.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the following risks, as well as other information contained in this Report, including “Management’s discussion and analysis of financial condition and results of operations.” If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be significantly and adversely affected. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Relating to Our Business

We have no operating history and it may be difficult to evaluate our business and prospects in an emerging market.

Since our organization in 2009, we have been developing the technologies, applications and services we will offer to the energy industry. We have not yet completed the development of our engineering services platform or our network services platform, TigaNET, and require significant funding for such purposes. As of the date of this Report, we have not generated any revenue. Accordingly, we have no operating history and the future revenue potential of our business in the emerging market for connectivity, interoperability and network security solutions as they apply to energy assets is uncertain. As a result of our lack of operating history, there is no financial data or other empirical metric that investors can use to evaluate our business, strategies, performance and prospects or an investment in our common stock.

Any evaluation of our business and our prospects must be considered in light of our lack of operating history and the risks and uncertainties encountered by new companies in emerging markets. To address these risks and uncertainties, we must do the following:

•	obtain capital to fund for the entire range of our objectives;
•	complete the development of our engineering services platform and the build-out of our network services platform, TigaNET;
•	demonstrate the cost, scalability and feature advantages of our network service architecture;
•	achieve market acceptance of our products and services by establishing a base of engineering services customers as a marketing vehicle to grow a wider customer base;
•	develop strategic relationships with companies that possess established reputations in the energy industry that design and develop projects that incorporate our solutions;
•	implement an effective marketing plan, including developing relationships with the commercial, institutional and industrial customers who will be the end-users of our solutions;
•	remain sufficiently nimble to provide services and products that address a wide range of issues that satisfy customer demands in an evolving market at cost effective prices;
•	establish recurring service and transaction revenue on TigaNET;
•	manage rapid growth in personnel and operations;
•	respond to competitive developments in our industry;
•	attract, integrate, retain and motivate qualified personnel;
•	continue to participate in shaping the regulatory environment; and
•	successfully address the other risks described throughout this Report.

We may be unable to accomplish one or more of these objectives, which could cause our business to suffer. In addition, accomplishing many of these goals might be very expensive, which could adversely impact our operating results and financial condition. Any predictions about our future operating results may not be as accurate as they could be if we had a longer operating history and if the market in which we operate was more mature.

We require significant capital to complete the development of our principal products and services and to implement our marketing strategy but we may not be able to obtain additional financing on acceptable terms or at all.

Since our organization, we have been funding the development of the technologies underlying the services and products we will offer through small investments in and loans to our Company from third parties. We will require capital for all aspects of our business, including completing technology development and retaining the additional qualified personnel necessary therefor, implementing our marketing strategies, and for the payment of salaries, administrative expenses and otherwise achieving our revenue generating potential. In addition, the future growth of our business will depend on significant amounts of capital for these purposes as well as building the infrastructure required to support our business. Because the industry in which we operate is in its early stages and continues to evolve rapidly, the capital markets may not recognize our potential or may be reluctant to invest in what they perceive to be an unknown commodity. Therefore, we may not be able to obtain capital on acceptable terms or at all. Moreover, our lack of an operating history or revenues will make it difficult for us to obtain loans to fund our operations. If we are required to adapt our technologies and services to satisfy changing customer demands and requirements at significant cost, we may need additional capital beyond our currently anticipated requirements. There can be no assurance that we will be able to obtain financing of any kind and the failure to obtain financing will adversely affect our ability to achieve our objectives or generate any revenue.

The absence of operations and revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor and Note 2 to the financial statements included in this Report indicate that the Company is in the development stage, has suffered losses from operations, has negative working capital, has a net capital deficiency and has yet to generate cash flow, and that these factors raise substantial doubt about the Company’s ability to continue as a going concern.  In addition, we have no significant assets or financial resources.  We will continue to sustain operating expenses without corresponding revenues, at least until we commence generating revenue from the provision of consulting services or products sales.  In light of our limited resources, we cannot assure you that we will be able to continue operations, that we will be able to identify a source of financing, that we will complete the development of our applications to commercialization or that we will generate revenue to support our operations.

We have not completed the design or build-out of our principal technology platforms and the attendant services and we may encounter difficulties and delays as we proceed to market.

We have yet to complete the design, development and build-out of our engineering services platform or our network service platform.  We may encounter unanticipated difficulties in connection with our development efforts and such efforts may be more costly and time-consuming than we anticipate.  For example, if the industry evolves in ways we have not anticipated, we may be required to make changes or otherwise alter our technologies and solutions to meet changing customer demands, or if the industry were to adapt a set of standards inconsistent with those embodied in our technologies, we may be required to re-engineer our products.  Any significant delays or increases in development expenses would negatively impact our Company and may require us to seek additional capital which could dilute our current stockholders.

Our proprietary systems and processes have never been deployed on a commercial scale in the energy industry and they may not function as efficiently or effectively as we anticipate or at all, which could inhibit demand.

Our business is technical and complex.  Our applications integrate a wide array of disparate, intricate technologies, allow them to communicate and interact with each other and collect and make available vast quantities of data to a wide number of geographically diverse constituents.  Although the principles underlying our connectivity, interoperability and security applications have been utilized successfully in other industries, our proprietary technology has never deployed on a commercial scale in the energy industry.  Consequently, our technologies and applications may not function as effectively or efficiently as we anticipate or at all.  If our product offerings are ineffective, we may never achieve our objectives or become profitable.  The failure of our proprietary technology to operate as effectively and efficiently as we expect would adversely affect our business and results of operations.

Revenue generated from our TigaNET application may fail to meet our targets, which would harm our results of operations.

We have invested and intend to continue to invest significant resources in the development and sales of our TigaNET system. Our long-term financial goals include expectations for a reasonable return on this investment. We have not completed the development of the TigaNET system, which we expect to roll out in phases to accommodate strategic markets approximately 12 months after the receipt of financing sufficient to support our development activities. We expect to incur significant cost in connection with completing the development of TigaNET and initiating our marketing efforts with respect to the product.

In order to achieve our financial targets, we must meet the following objectives:

•	complete the development of the TigaNET system on time and within our proposed budget;
•	effectively implement our marketing strategy;
•	educate customers as to the feature, cost, scalability and performance advantages of TigaNET when compared to proprietary, custom-built solutions or solutions offered by other companies; and
•
build a customer base large enough to allow us to recognize material income from the other features of TigaNET, such as from our applications store and, eventually, from the launch of an energy trading platform.

We cannot assure you that we will meet any or all of these objectives to the extent necessary to achieve our financial goals and, if we fail to achieve our goals, our results of operations are likely to be harmed.

Our business model anticipates that we initially will obtain a material portion of our business as a result of and generate significant revenue from strategic relationships with entities already established in the energy industry. If we are unable to develop these relationships or they are not as productive as we expect our business could suffer.

We are seeking to enter into strategic alliances with entities that have an established presence in the evolving energy industry that recognize the indispensable nature of the services we provide. We believe that we can access a wide array of potential customers through such relationships ranging from product manufacturers (for example, smart grid device and other energy asset manufacturers such as renewable and alternative energy component companies) to ESCOs and private customers assembling a diversified portfolio of energy assets. To the extent we can cultivate relationships with these entities that establish our Company as the preferred provider for them and their clients’ connectivity, interoperability and security requirements, our business would benefit significantly. If we are unable to develop and maintain productive relationships with companies strategically positioned within the key sectors of the energy industry we expect to service, our business would suffer and we may not be able to achieve our objectives.

Our products are highly technical and may contain undetected software bugs or errors, which could cause harm to our reputation and adversely affect our business.

Our products are highly technical and complex and, when deployed, will be critical to the operation of many networks. Our products may contain undetected errors, bugs or security vulnerabilities. Some errors in our products may only be discovered after a product has been installed and used by customers. Any errors, bugs, defects or security vulnerabilities discovered in our products after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers, damage to our brand and reputation, and increased service cost, any of which could adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and adversely affect the market’s perception of us and our products. We do not currently carry business liability insurance, though we intend to obtain coverage prior to the introduction of our products, though such coverage may prove to be inadequate.

Our business model is based, in part, on the proliferation of microgrids and the technologies they employ. If microgrids do not achieve wide scale acceptance, our business and operating results could suffer.

We have developed our core energy industry solution, TigaNET, to coincide with the proliferation of microgrids as a means for private energy consumers to satisfy a wide range of their energy requirements independent of the public grid. We expect that sales of TigaNET will account for a significant portion of our revenue. However, the adoption of TigaNET as the solution of choice for microgrids would significantly augment our revenue generating potential because we could realize material income from ancillary sources, including our applications store and, eventually, from the launch of an energy trading platform made possible by real time access to and analysis of energy assets connected to TigaNET. Microgrids may not achieve the wide scale acceptance within the time frame we expect for many reasons, or at all, including that the technologies required to commercialize microgrids are not developed as quickly as we expect or that they are too costly for consumers to implement during lean economic times. If microgrids do not proliferate as quickly or pervasively as we expect, we may not realize the revenue we expect from sales of TigaNET and we may never attain our goals of launching an applications store or deploying an energy trading platform, in which case our business would suffer and we would not be able to achieve our objectives.

We are dependent upon a small group of key personnel and the loss of their services could negatively impact our ability to manage our operations and meet our strategic objectives.

Each of our four executive officers fills a critical role within our organization. These core executives provide the backbone of our technical skills, market acumen, sales strategy and legal and administrative policies and provide the experience and vision we require to achieve our objectives. Our future success is predicated upon their continued dedicated commitment to our Company. We have entered into consulting agreements with entities controlled by each of them to provide their services to our Company as independent contractors. These agreements do not ensure the services of the individual for a specified period of time and they may terminate the agreements at any time and without notice. We do not maintain “key person” insurance on any of our executive officers. Although we do not have any reason to believe that we may lose the services of any of these persons in the foreseeable future, the loss of the services of any of these individuals could have a material adverse effect on our business, financial condition and results of operations and could significantly reduce our ability to implement our strategy and manage our operations.

We must educate our target markets as to the nature and the benefits of the services we offer.

As energy costs increase and consumers face issues relating to the reliability and stability of their energy supply, more consumers are taking a proactive approach with respect to controlling, expanding and managing their energy portfolio. This process is becoming increasingly more difficult and confusing to energy consumers as new products are introduced frequently. As consumers enter the market, they may not be aware of the intricate systems required to effectively and efficiently accomplish their long-term management goals and achieve the efficiencies and security they desire. They may be only tangentially aware or not cognizant at all of the connectivity, interoperability and security requirements and challenges presented in the context of a wider energy asset network. In order to effectively market our products and services, we will have to educate the range of energy consumers and even industry participants, as to the issues attendant to energy asset management and control and the purpose and effectiveness of our products. If we do not effectively educate consumers within our target markets as to the need for and benefits of our services and products, we may not achieve wide scale market penetration of our products and services, our business could suffer and we may not be able to meet our objectives.

Initially, we expect that a significant portion of our revenue will be derived from a limited number of customers. Our reliance on a relatively small number of customers at any one time will present certain risks that could adversely affect our business and financial condition.

Given the extent of our personnel and financial resources and the scope of the projects in which we expect to become involved, we anticipate that during the first few years of our operations our revenues will be concentrated among a small core of customers, which we expect will change over time. As we complete more projects and our revenue increases, we will retain additional personnel to service an expanding customer base, manage our hosted network and support our infrastructure. We also will gain experience as to how to best utilize our resources and take advantage of operating efficiencies as they apply to our business model. However, until we reach that stage in our development, we expect to service only a limited number of customers at any given time in projects that may extend over a significant period of time. Our reliance on a relatively small number of customers at any one time presents certain risks, including that they could cancel, postpone or delay completion of the services we provide, all of which could have a material adverse effect on our financial and operating results. In addition, if a large customer contract is not replaced with new business of similar magnitude upon the completion of a project, our financial and operating results would be adversely affected.

Our networks and applications utilize the Internet to enable customers to operate critical energy assets from remote locations and to receive a wide array of information about their energy assets. A security breach that compromises assets or sensitive or confidential information may harm our reputation and have a material adverse effect on our financial condition and results of operations.

Our applications are designed to, among other things, control energy assets from remote locations and to collect a wide range of data from energy assets and disseminate that information to permitted constituents, functionalities that allows customers to more efficiently and effectively manage their energy assets. In both cases, our technologies make extensive use of the Internet to achieve this functionality. We build robust security protocols into our applications to ensure that energy assets are protected from cyber attack or unauthorized external or internal intervention and that the information collected is securely transmitted over the Internet. Any breach in the security of our networks by way of cyber attack, electronic break-in or other disruption in which energy assets or sensitive or confidential data are compromised or perceptions develop that our network solutions are subject to compromise, could cause customers to lose confidence in our Company and products, whether or not they are warranted, which could have a material adverse effect on our business, harm our reputation and inhibit market acceptance of our technologies and solutions, any of which could have a material adverse effect on our financial condition and results of operations.

Our products are based on open standards, the use of which presents certain risks that could harm our business.

Our technologies and solutions are open, meaning that many of our technologies (whether covered by patents or not) will be broadly licensed without royalties or license fees. In fact, as we launch our Applications Store, we will promote the development of products and applications that support and compliment our solutions and we may publish our proprietary network management codes to facilitate product development. As a result, other entities, including our direct competitors, network developers that are not currently engaged providing solutions to the energy industry and our customers, will be able to develop solutions that may compete with our products. This may materially diminish our technological competitive advantage and diminish sales.

In addition, many of our potential competitors are dedicated to promoting closed or proprietary systems, technologies, software and network protocols or product standards that differ from or are incompatible with ours. We expect to face competition from large associations that promote alternative technologies and standards for particular vertical applications or for use in specific countries.

Our technologies, protocols or standards may not be successful or we may not be able to compete with new or enhanced products or standards introduced by our competitors, which would have a material adverse affect on our revenues, results of operations, and financial condition.

If we fail to manage our growth effectively, our business would be harmed.

At such time as we receive funding for our operations, we will expand all facets of our operations. We will require a significant number of additional employees to develop and market our products and to manage administrative affairs. In addition, as we commence generating revenue, we expect to further expand our operations. This future growth, if it occurs, will place significant demands on our management, infrastructure and other resources. To manage any future growth, we will need to hire, integrate and retain highly skilled and motivated employees. If we do not effectively manage our growth, our business, operating results and financial condition could be adversely affected.

We will be dependent upon our ability to attract qualified candidates and retain critical employees.

Our ability to achieve our financial and operational objectives depends in large part upon our ability to attract, integrate, retain and motivate highly qualified personnel. In order to support our growth, we must effectively recruit, develop and retain additional qualified personnel. Competition for these individuals in our industry is intense and there is a risk that we may not be able to recruit, train or retain qualified personnel successfully. Our inability to attract and retain necessary qualified personnel could have a material adverse effect on our business.

Risks Relating to Our Industry

A significant delay or failure to develop and deploy emerging energy technologies may negatively impact our business.

Many emerging energy technologies and systems, such as renewable and alternative energy generation devices, energy storage systems and microgrids, are just beginning to achieve economic and commercial viability and gain the attention of consumers and investors. Many of these technologies require additional development to achieve wide scale commercial acceptance and proliferation, which may not occur within a reasonable time frame or at all. For example, technological hurdles currently inhibiting the development of a technology may not be overcome within a reasonable time frame or at all. In addition, if the recession were to deepen or continue beyond the foreseeable future, research and development budgets for these technologies could be slashed or the projects discontinued entirely or consumers may not possess the financial resources to fund the energy projects that utilize these technologies. We expect that the growth of our business will correspond to some degree with the wider adoption of the newer technologies that permit consumers to gain independence from the wider grid because our applications provide the end-to-end functionality that permits users to deploy these technologies most efficiently and effectively. In particular, our TigaNET solution has been designed to satisfy the range of issues and challenges associated with the integration of these technologies into a wider energy asset portfolio, such as microgrids. If these and other energy technologies under development are not successfully developed or are deployed more slowly than we expect or do not achieve wide market penetration, our business and results of operations could suffer.

We operate in highly competitive markets and our technologies and applications may not achieve wide scale market acceptance, which could negatively impact our business.

Our industry is new and evolving rapidly. The market for energy management solutions is fragmented, comprising of a wide range of participants from single solution start-ups to multinational corporations. Many of our competitors have greater financial resources than we do. Our competitors could focus their substantial financial resources to develop a competing business model or develop products or services that are more attractive to potential customers than what we offer. Some of our competitors would have the ability to offer these products to a large, existing customer base.

Any of these competitive factors could make it more difficult for us to attract and retain customers, cause us to lower our prices in order to compete, and reduce our revenues, any of which could have a material adverse effect on our financial condition and results of operations.

Technological advances in our industry may render our intellectual property obsolete.

Our industry is evolving rapidly and new technologies may render our technology and solutions obsolete. If competitors develop technologies that more efficiently and effectively manage energy assets or that render our technologies obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our solutions remain competitive. We may not have the financial resources or the ability to develop new competitive technologies and solutions, which would negatively impact our business and financial condition.

We compete on the strength of our intellectual property and if we can not adequately protect it, our business and operations could be adversely affected.

We believe that the intellectual property underlying our connectivity, interoperability and security solutions provides us with a strong competitive advantage. We have been developing our solutions since 2006, before many consumers were aware of the challenges they would face in connection with the development and management of a self directed energy portfolio. We believe that our efforts, in many cases, predate the recognition by established energy industry providers of the issues presented by an evolving energy industry. Patent protection is unavailable for certain aspects of the technology that is important to our business. We have applied for one patent relating to network management and expect to apply for other patents. However, a patent may not issue with respect to our pending patent application and we can not be certain that a patent would be issued in connection with any future patent application. To date, we have attempted to rely on confidentiality agreements and trade secrecy laws to establish and protect our rights to our technology. Policing unauthorized use of our technology will be difficult and expensive, as will enforcing our rights against unauthorized use. The steps that we have taken or may take may not prevent misappropriation of the technology on which we rely. In addition, effective protection may be unavailable or limited if we expand to other jurisdictions outside the United States, as the intellectual property laws of foreign countries sometimes offer less protection or have onerous filing requirements. Any litigation could be unsuccessful, cause us to incur substantial costs and divert resources away from our daily business.

Voluntary standards and governmental regulatory actions in our markets could limit our ability to sell our products.

Standards bodies, which are formal and informal associations that attempt to set voluntary, non-governmental product standards, are influential in many of our target markets. We participate in several voluntary standards organizations in the U.S. in order to promote voluntary standards for our products. However, we do not have the resources to participate in all voluntary standards processes that may affect our markets. The adoption of voluntary standards or the passage of governmental regulations that are incompatible with our products or technology could limit the market opportunity for our products, which could harm our revenues, results of operations, and financial condition.

Our business may become subject to government regulation, which may have an adverse affect on our industry and our ability to market our products.

Our products and services are not subject to existing federal and state regulations in the U.S. However, for example, academic researchers and policy makers have suggested that as microgrids proliferate and their interaction with the greater electric grid increases, both through the sale of surplus energy to the grid and the purchase of energy from the grid under certain circumstances, they should be subject to government oversight and regulation under federal, state and local laws. In the future, federal, state or local governmental entities or competitors may seek to change existing regulations, impose additional regulations or apply current regulations to cover industries to which we expect to provide our products and services. If any of these things occur, as applicable to our products or services, whether at the federal, state or local level, they may negatively impact marketing of our products and increase our costs and the price of our products and services.

The continued poor global economic environment could have a material adverse effect on our business, operating results and financial condition.

The global recession that began in 2008 has resulted in significant volatility and disruption in the capital and credit markets and has led to a significant reduction in the availability of business credit, decreased liquidity, a contraction of consumer credit, business failures, higher unemployment, and declines in consumer confidence and spending in the United States and internationally. If global economic and financial market conditions deteriorate or remain weak for an extended period of time, numerous economic and financial factors could have a material adverse effect on our business, operating results, and financial condition. For example, poor economic performance by our target customers, such as commercial, institutional or industrial end-users of electricity, may defer capital purchases of the energy assets that create the systems that our applications manage or forego them entirely, which would result in lower demand for our products. Moreover, credit may not be available to these entities to effectuate their energy strategies.

Risks Related to Ownership of Our Common Stock

Our officers and directors control us through their positions and stock ownership and their interests may differ from other stockholders.

As of November 15, 2010, there were 5,239,000 shares of our common stock outstanding. Our officers and directors collectively own approximately 76.39% (4,002,000 shares) of our common stock. As a result, if they were to vote in concert with each other, they would be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations and the sale of our assets. Yet, their interests may differ from those of other stockholders. Furthermore, the extent of ownership of our common stock by our directors and officers reduces the public float and liquidity, and may affect the market price, of our common stock when and if our common stock becomes eligible to trade on a public market.

We have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of four directors who are not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, though we are not required to have one. Our full board of directors functions as our audit committee and is comprised of directors who are not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We will need to raise substantial capital to fund the completion of the development of our core technologies, to hire qualified persons, build a marketing team and for other purposes. Any equity financing may have significant dilutive effect to stockholders and result in a material decrease in our existing stockholders’ equity interest in us. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

We are authorized to issue "blank check" preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our Articles of Incorporation authorize our Company to issue up to 10,000,000 shares of blank check preferred stock. Currently no preferred shares are issued; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

There is currently no trading market for our common stock.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDAQ Stock Market and the OTC Bulletin Board). You may not be able to sell your shares due to the absence of a trading market.

Any market that develops for our common stock likely will be illiquid and the price of our common stock could be subject to volatility related or unrelated to our operations.

If a market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to complete the development of our service platforms and otherwise meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our common stock.

Substantial sales of our common stock, or the perception that such sales are likely to occur, could cause the price of our common stock to decline in any market that may develop for our common stock.

The market price of our common stock, if a public market ever develops, could decline as a result of sales of substantial amounts of our common stock in any market that may develop for our stock, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. We have an aggregate of 5,239,000 shares of common stock outstanding as of November 15, 2010. Currently, none of the outstanding shares are available for public resale. We have agreed to register all outstanding shares of common stock for public sale under the Securities Act on behalf of our current stockholders and up to an additional 778,000 shares of common stock underlying other outstanding securities. We have entered into lock up agreements with our officers and directors relating to 4,002,000 shares of our common stock. Under the Lock Up Agreements, the stockholders have agreed that they will not sell or transfer any shares of our common stock held as of filing date of the registration statement we will file pursuant to the Registration Rights Agreement until after the first anniversary of the effective date of that registration statement. If our common stock becomes publicly traded, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

As we transition from a private company to a public company, we may have difficulty satisfying the additional financial and other reporting and corporate governance requirements imposed upon us by the Sarbanes-Oxley Act of 2002 and federal securities laws. Compliance with these requirements and regulations could strain our financial and personnel resources and will result in additional expenses and continuing uncertainty.

Prior to the Share Exchange, Tiga, our operating subsidiary, had operated its business as a private company. Only Tiga’s CFO, Michael Noonan, has experience preparing and filing the annual and quarterly reports and other information required to be filed under the Exchange Act and with complying with financial and other reporting and corporate governance requirements to which it is now subject, including certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder. These laws and regulations impose significant compliance obligations upon us. We expect that these obligations will require a commitment of additional resources and result in the diversion of our senior management’s time and attention from our day-to-day operations. In particular, we may be required to:

•	create or expand the roles and duties of our board of directors and management;
•	institute a comprehensive compliance function;
•	establish internal policies, such as those relating to disclosure controls and procedures and insider trading;
•
design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	prepare and distribute periodic reports in compliance with our obligations under the federal securities laws;

•	involve and retain outside counsel and accountants in the above activities; and
•	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired, and we may be subject to sanctions or investigation by regulatory authorities such as the SEC. In addition, failure to comply with Section 404 or a report of a material weakness may cause investors to lose confidence in us and may have a material adverse effect on our stock price. Compliance with the financial reporting requirements and other rules that apply to reporting companies will be time-consuming and expensive.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new SEC regulations and the rules of any stock exchange on which may become listed, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

The designation of our common stock as a "penny stock" would limit the liquidity of the shares.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock stocks in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our Articles of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

We do not foresee paying cash dividends in the foreseeable future.

We currently intend to retain any future earnings to fund our growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our Company at or above the price you paid for them.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the business, financial condition and results of operation of the Company gives effect to the acquisition of Tiga by the Company, and should be read in conjunction with the financial statements of Tiga for the twelve months ended December 31, 2009 and the notes to those statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the section titled “Risk Factors.”

Overview

We are a development stage company that has not generated any revenues to date. We are working to develop an Internet-based managed network service called TigaNET that provides security, connectivity, and interoperability solutions to the energy market. We also provide consulting, engineering, architecture and design services that enable our customers to seamlessly connect, integrate, manage and secure their energy related assets. Our plans are contingent upon the receipt of financing adequate to complete the development of our network services platform and engineering services platform.

Our solutions enable users to connect a diverse array of unrelated energy resources such as building automation systems, smart grid devices and distributed and renewable generation sources; operate energy-related assets in a unified, open standards environment; and secure access to their energy assets, either at the point of service or remotely, to monitor, manage, and control their functionality and operation.

We employ a strong management team with years of technical expertise designing and constructing enterprise-class network service architectures and other computer technologies and who possess a track record of success in their past business endeavors. They possess a deep understanding of the market place and the key opportunities and resources required to efficiently develop projects.

The energy industry is evolving rapidly and our space within the industry has emerged over the last decade in response to new and more sophisticated consumer demands to control energy costs and emerging technological developments that have made the transformation of the industry possible. The development of cost effective, trusted third-party authority solutions to manage security and interoperability communications among end-point energy assets and access of permitted constituencies has not kept pace with changing consumer demands, the realities of today’s energy market and technological advancements and we believe that our solutions fill this critical void. Our open standards, end-to-end solutions are based upon a highly-efficient and effective network service technology that has demonstrated its success in several other marketplaces. Our architecture allows us to connect and interoperate with virtually any network connected device or application. Our technology possesses virtually unlimited scalability, is content and feature rich and, we believe, is significantly more cost effective than technologies offered by others to achieve the same results. The core elements of our suite of solutions can be easily adapted and migrated among customers in diverse businesses with minimal cost and effort, which will reduce the overall cost of development and enable our Company to provide solutions in new and unanticipated business sectors. The flexibility and efficiency of our solutions enable us to provide connectivity, interoperability and security solutions to virtually any participant in the energy industry, which provides us access to a wide range of revenue streams.

The approach we have employed in developing our platform allows us to connect energy providers more economically and more quickly than existing solutions offered by the large consulting firms that offer competing products. Since TigaNET acts as a trusted third party, we will be able to connect millions of end-point assets and systems to our service at a dramatically lower cost than our competitors because we provide a common way to connect and communicate with our service. Once an energy asset is connected to our network, we secure the connection, identify who has access to the asset and facilitate the interactions between the user and the end-point device or system. There is considerable precedence for our business model, such as the ATM banking system, Verisign in ecommerce, NeuStar in mobile/wireless applications.

To date, we have completed the development of our energy service architecture specifications. We will begin work on the development of our security agent that will allow us to send secure IP based messages to end-point devices such as sub meters, building controls and other gateways immediately after the receipt of funding, which will position us to generate revenues from product sales. Thereafter, we will continue to rollout functionality and services that connect end-point devices and energy systems. Once we achieve critical mass at multiple end-points (that is, when a significant number of distributable and renewable energy generating devices are connected to our network), we will explore developing, in collaboration with a financial services industry partner an interface in which TigaNET will provide secure real-time information about and access to both private energy assets and traditional utility energy assets. For the foreseeable future, we intend to reinvest our profits along with third party investments to enable new business models and opportunities in the energy space.

Since our inception, we have allocated our financial and personnel resources to the development of our services platforms. We have completed the internal architecture of TigaNET and the general design of the schematics of our solution. We also have been negotiating with potential strategic partners and pipeline customers to host the initial deployment of TigaNET.

We currently are negotiating a contract with the Central Texas Airport, or CTA, to provide engineering services in connection with the deployment of a communications infrastructure that will support communications and microgrid services at the airport and surrounding green corporate campus being developed by CTA near Austin, Texas. We are negotiating to earn consulting fees for providing these services and income CTA would earn from a power purchase agreement that it would negotiate with the local utility. The project is intended to be a scalable, replicable community development that incorporates viable energy generation and management technologies within a secure, networked platform and serve as a demonstration model for green airport technologies and applications that can be applied worldwide. We also expect to be entitled to participate in any future franchise rights to the concept.

As of the date of this report, the CTA project has not been funded. We can not be certain that the project will receive the required funding, that the parties will proceed with the development of the project or that we will earn any revenue from the project.

We believe that the Share Exchange transaction and our obligation to file reports under the Securities Exchange Act of 1934 as a consequence thereof will afford our Company greater access to the capital we require to execute our business plan both because it will make available to potential investors an increased information regarding and enhance the transparency of our operations and financial results that we hope will inspire confidence in our Company and because the registration of our stock under federal securities laws may establish a roadmap to an exit strategy for any investment made in our Company.

Revenues, Cost of Revenues and Operating Expenses

Revenues

We expect to derive revenues principally from sales of our service offerings on TigaNET. We will also receive revenue generated from consulting and integration services we will render to various vendors in the marketplace. Our consulting and integration services will include working with organizations to provide cyber security, network assessment, and threat mitigation; network and information architecture services; network deployment and implementation; integration and interoperability of legacy systems to energy assets; service connections onto TigaNET or a “white labeled” licensed interface into TigaNET.

Initially, we will sell our services and products through our management team. We will seek to leverage sales through our customers and relationships we enter into with strategic partners. As we begin generating revenues, we will build an in-house sales team that will serve as the primary conduit through which we will affect sales of our products. Eventually, we expect to retain outside sales representatives who will be responsible for sales on a regional basis.

Cost of Revenues

Our gross profit will be derived from the total revenues we generate from our various operational segments less our cost of goods sold. Our cost of goods sold will be affected primarily by development costs of our services platforms and the salaries we pay to our employees and consultants.

We expect that the salaries and variable consulting fees that we may incur in connection with the completion of the development of our service platforms and the customization of solutions for specific projects will be a significant cost. Given the complexity and sophistication of our solutions, the consultants we will retain to assist in our research and development efforts will be experienced computer personnel with specific skill sets in network architecture, encryption and security, standards adoption and machine intelligence. We expect that the consultants with the qualifications we require will be costly. Eventually, we will have to hire sales personnel and sales support engineers and product support engineers to achieve deep market penetration. Personnel possessing these skill sets also may be costly.

Operating Expenses

We expect that our operating expenses will consist principally of research and development, sales and marketing, and general and administrative expenses. The largest components of our operating expenses will be research and development, or R&D, and personnel costs. We anticipate R&D costs account for approximately one quarter of our expenses and that personnel will account for approximately 35%. Personnel costs consist of salaries, benefits and incentive compensation for our employees, including, possibly, commissions for sales personnel and stock-based compensation for all employees.

As of the date of this report, we employed only the four members of our management team. As we receive capital and commence generating revenue, we expect to hire employees to fill a variety of positions throughout the Company, including sales and marketing and administrative personnel, as well as invest in research and development.

R&D expenses primarily will consist of personnel costs and facilities costs. We will expense research and development expenses as they are incurred. We are devoting substantially all of our resources to complete the development of our services platforms. We intend to continue to invest significantly in our R&D efforts in an effort to roll out the entire suite of TigaNET services as quickly as possible.

We expect that sales and marketing expenses will represent a significant component of our operating expenses and primarily will consist of personnel costs, sales commissions, marketing programs and facilities costs.

We will invest strategically in sales and marketing to develop a customer base, quickly gain market share and build brand awareness. We expect to leverage our relationships with strategic partners, product manufacturers and service providers to achieve market penetration and contain costs.

Our general and administrative expenses primarily will consist of personnel and facilities costs. Further, our general and administrative expenses will include professional services consisting of outside legal, audit, Sarbanes-Oxley and information technology consulting costs.

Why We Can Succeed

We will be subject to all of the risks and uncertainties inherent in the development of a new business, including many factors that will be beyond our control. However, we believe that we have addressed many of the challenges that face other network service producers in the energy industry. Set forth below are some of the factors intrinsic to our business plan and technologies that we believe will allow us to distinguish our Company and achieve success in our industry:

•	We have assembled a team of executives and technologists that have successful track records with a minimum of 25 years in the technology and energy industries;

•
Our open standards, end-to-end solutions are based upon a highly-efficient and effective network service technology that has demonstrated its success in several other applications. Our technology possesses virtually unlimited scalability, is content and feature rich and, we believe, is significantly more cost effective than technologies offered by others to achieve the required results.

•
We will not be required to build a world-class enterprise solution internally from the ground up. We will buy what we can, build only what we have to, and integrate existing technologies to reduce development costs and achieve a competitive advantage;

•
The flexibility and efficiency of our solutions enable us to provide connectivity, interoperability and security solutions to virtually any participant in the energy industry, which provides us access to a wide range of energy streams.

•
The core elements of our suite of solutions can be easily adapted and migrated among customers in diverse businesses with minimal cost and effort, which will reduce the overall cost of development and enable our Company to provide solutions in new and unanticipated business sectors.

•
Our solutions do not rely on highly-regulated, slow to respond utility monopolies or large energy producers. Rather, we will service private enterprises that have a vested economic interest in implementing new energy technologies and networking them via our solutions. Accordingly, we do not expect that we will experience long sales-cycles to hinder our growth;

•	The architecture of solutions provide us with the flexibility to balance features and function to customer demand;

•
The CTA project, if it is developed, could (i) serve as a stage that will allow us to demonstrate the efficacy, strength and breadth of our solutions because it would be the first converged IP based network that combines voice, video, data, and energy communication systems; (ii) will introduce our Company to a large concentration of potential customers and partners; (iii) could result in an ongoing revenue stream generated from the management and sale of excess renewable energy; and (v) serve as the springboard to the development of a spot trading market non-grid generated energy.

•
We are developing relationships with several major network equipment providers, multi-national conglomerates, energy service providers, and renewable generation providers that provide geothermal, solar, CHP and battery storage solutions, which will allow us to have a first to market advantage over our competitors.

•
We are in discussions with a number of significant potential customers to utilize our solution, including big box retailers, an AMI company and other government and industrial projects, though we have not entered into any agreements to sell products and may never do so

•
We have been actively involved with many of the standards boards that provide corporate visibility and allow us to impact the direction of our industry to ensure that the standard we employ remain the industry standards.

We believe the net effect of these achievements will result in our ability to produce a consistently high quality product at a cost less than our competition that will enable us to compete effectively in our industry.

Liquidity and Capital Resources

We are a new company with no material operating results to date.

At September 30, we had total assets of $133,231, consisting principally of cash. That amount has declined somewhat as of the date of this Report as we have continued to use cash in our operations. We have implemented financial controls in the business to ensure each expense is warranted and needed.

Since our inception, we have funded our operations from third party investments and loans. During 2009 and early 2010 we raised $220,000 in a private placement, the proceeds of which were used principally to develop TigaNET’s architecture specifications and funding the initial operations of the firm. In June 2010, we received a loan in the principal amount of $250,000 from a third party. The promissory note bears interest at 12% per year, which, along with the principal amount, is due on June 16, 2013. The holder of the note is entitled to convert all but not less than all, of the principal and accrued interest into shares of common stock at the rate of $2.00 per share at any time until the maturity date of the note. The conversion price and number of shares or other property receivable upon conversion is subject to ordinary adjustments in the event of any stock split, stock dividend, reorganization, reclassification, merger, consolidation or disposition of assets (which, if not prepaid prior to the maturity date, would accrue aggregate interest of $60,000 and entitle the holder to convert the principal and interest into 155,000 shares of common stock). As further consideration for the loan, Tiga issued warrants to the lender to purchase up to 625,000 shares of our common stock to the lender at exercise prices ranging from $2.00 to $2.50 per share.

We assumed all of Tiga’s obligations to issue stock to the holder of the foregoing promissory note and warrants referenced above upon the Effective Date.

Since our inception, our management has deferred all or part of our salaries. As of September 30, 2010, our management had accrued compensation of $439,205. We expect that our management will agree to convert a significant portion of accrued salaries into equity. We will allocate a small portion of the capital we raise to the payment of salaries deferred by the executive team. Once we obtain a minimum of $15 million in financing we will pay accrued salaries that have not been converted into equity, but only such amount as will not impact our ability to complete our development efforts.

We expect that we will generate our first revenue from consulting and integration services, though we can not complete the development of our engineering service platform without the receipt of capital. We will continue to incur operating costs in connection with the development of our business, including R&D expenses, salaries, marketing fees, professional fees and other general and administrative expenses. Our efforts to develop our business will be constrained until we obtain financing to begin development in earnest.

Capital Requirements and Plan of Operation

We will require financing for the entire range of our proposed activities. The development and construction of TigaNET is capital intensive, comprising R&D and personnel expenses. Moreover, we will be subject to all of the risks and uncertainties of a new business, including many of the factors described under the heading "Risk Factors," appearing elsewhere in this report. Our success will be predicated on our ability to navigate and surmount these risks and will be determinative as to whether and when we commence generating revenue.

We will require significant capital to fund the development of the entire scope of our revenue generating capabilities. We expect that we can complete the development of our network services platform and engineering services platform at a cost of approximately $20 million. Capital at this level would allow us to develop the entire range of our product capabilities, to retain the personnel we require throughout our organization, implement a sophisticated marketing program and provide working capital. We expect that approximately 25% of the capital we raise will be allocated to R&D. Our initial development efforts will comprise building an Internet gateway security agent so that, at a minimum, we will be able to establish a secure connection between our service and end-point devices. If we are unable to obtain all of the required capital in a single tranche, we will develop and release our platforms in phases. Initially, we will concentrate on the development of our engineering services platform, which we believe that we can complete relatively quickly upon receiving the required capital and begin generating revenue from sales soon after release.

We believe that we will require approximately $5 million to complete the development of our core platform of technologies, which includes the applications required to support engineering services clients and basic networking and cyber security functionality to support project-related clients. We would allocate these funds to acquiring the equipment, such as computer systems and applications we require in connection with completing the development of our engineering services platform and contracting with experienced software developers and programmers to build out critical elements of the platform. We also will allot capital to marketing costs and expenses, paying the salaries of our management, licensing equipment and development tools and working capital to sustain our operations for a period of approximately 36 months.

If we received $5 million in capital, we would allocate approximately $1 million to R&D to complete the security gateway, enhance functionality and application tools to support project related business, and to deploy a registration gateway for end-point assets and/or devices. We would allocate funds as required to finalize partnerships with energy generation, engineering and consulting and service providers who we expect would assist us with the identification of consulting and engineering projects to drive revenues. In addition, we would hire six to eight new employees, including one network architect, two applications developers, two project/engagement managers, and from one to three sales professionals to sell consulting and application integration/development projects. Although we would be able to establish some of the core components of TigaNET, we would continue to focus on project related consulting business and develop solutions based on customer demand. We would eventually be able to become a services business but it may take longer than if we had more capital available to us and could diminish our first to market competitive advantage.

We expect to be able to deploy our engineering and security services platform within approximately eight months of receiving the required capital. Upon release, we will target big box stores, C&I facilities, smart device manufacturers and commercial facility management organizations that require more efficient, intuitive systems that allow them to monitor and manage their clients’ building automation systems building automation.

In order to build-out our TigaNET platform, including hosted services, third party applications and service support, we anticipate that we will require additional capital of approximately $9 million. These funds will permit us to develop a recurring revenue stream for ongoing service and application delivery to clients and expand our services to clients beyond the engineering services customers. A further cash infusion of approximately $2.5M would afford us the opportunity to internally develop or acquire from third parties energy related software applications and services that could be aggregated and delivered via the TigaNET platform, which we believe would significantly extend our recurring revenue base.

As we complete the development of TigaNET, we expect to release it in stages to satisfy strategic demands of our target markets. Initially, we expect to provide our managed network services for security and interoperability for information resources and end-point assets. We believe we can complete the development of and release of these facets of TigaNET within 12 months of receiving financing. Once we establish these services, we anticipate adding messaging and communications services, energy based security and connectivity to home gateway products and the interfaces into energy asset management applications. Our focus will be on the private energy market and we expect that initial customers for TigaNET will be with big box stores that are implementing distributable energy sources, such CHP, and renewable energy solutions, including wind, solar and geothermal sources, that have the need to centrally measure their return on generation. We are currently in discussions with several multinational organizations to architect and deploy TigaNET into large-scale projects that propose to integrate multiple energy generation sources and that have the ability to leverage the energy locally and, if there is excess capacity, to sell electricity back to the utility provider through a power purchase agreement or offer it to a private energy trading platform.

We will seek to secure the capital necessary to fund our operations through equity or debt financing. We currently are focusing on raising capital through the sale of equity in a private placement of our securities to one or more accredited investors, though we have not identified any definitive purchasers or made any offers to sell securities as of the date of this Report. We believe that we could obtain the capital sufficient to fund the first phase of construction of our temporary facility before the end of 2010, though we cannot assure investors that we will be successful in raising all or any part of the capital we require to initiate our operations.

Results of Operations

Year ended December 31, 2009

During the year ended December 31, 2009 (representing just over six months of operations), we did not generate any revenue and reported a net loss of $381,544, consisting of our operating expenses which comprised $281,667 in officer compensation (of which our officers accrued $163,997), $94,477 in professional fees and $5,400 in general and administrative expenses. As of December 31, 2009, we had total liabilities of $201,411 and a negative working capital of $191,544.

Nine Months Ended September 30, 2010

During the nine months ended September 30, 2010, we did not generate any revenue and reported a net loss of $452,534, consisting of our operating expenses which comprised $390,000 in officer compensation (of which our officers accrued $439,205), $32,767 in professional fees, $10,067 in general and administrative expenses plus interest expenses of $19,700. As of September 30, 2010, we had total liabilities of $497,309 and a negative working capital of $353,029.

Trends and Uncertainties Affecting Our Industry and Future Operations

Our industry is new and is evolving quickly. There are a number of trends and uncertainties that may affect our industry that could negatively impact our operations.

Smart Grid Continues to Fail to Meet Market Expectations

Many analysts believe that the smart grid market place has over-promised and under-delivered and that consumers have not realized the hoped-for economic benefits to date. Should consumer cynicism develop and persist, many potential users of our energy solutions could be compelled to defer purchases of our solutions until the benefits and results of their deployment can be measured and proven empirically, which could harm our near term operating results and impede our ability to grow our Company, which could prevent us from achieving our goals within our anticipated time frame.

Changes in Government Policies

If the federal government were to over-react to security threats to the central grid, the development of security and device/control interoperability standards could be stifled or move in a direction incompatible with our technologies. Potential cap and trade legislation can be viewed as both a threat and an opportunity. As a trusted third-party authority, we would be in a position to track, manage and report on how companies and energy providers reduce/manage their carbon footprint. We also would be in a position to provide transaction management and settlement functions for cap and trade offsets. A potential concern to society generally would be the quantity and quality of information our service may collect from consumers and utilities and managing the authorizations to access relationship information. In order to allay this concern, we are developing sophisticated opt-in and authentication functions to ensure customer information and data are protected carefully.

A Continuing Recession Could Instigate a Decline in Spending for Energy Related Products

A persistence of the recession could have an impact on the ability of consumers to afford to implement energy management practices and adopt new energy technologies. We will have to offer compelling operational cost savings to offset any of these potential challenges, though in a deteriorating economic environment, this may not matter. Changes in Internet regulations that increase the cost of shared Internet resources could increase the cost of the services we provide; however, we believe that we can remain competitive when compared to private network alternatives.

Decline in Social Environmental Concerns

Social demands for energy efficiency and a “green” corporate image that currently are driving the market may diminish; however, we believe that solutions, such as those we provide, that offer sound economic benefits should not be impacted by any waning of social imperative favoring environmental sensitivity.

Impact of Increased Competition

The continuing growth of our industry inevitably will result in increased competition, some of which could come from larger more established companies and vendors. Although some companies are attempting to provide integration services for utilities to attain access to meter data, they only provide point solutions which resolve a limited need. Several multi-national corporations have released professional services products that allow energy companies to integrate their systems onto the providers’ proprietary enterprise platform. We believe that these services are expensive and are out of reach to our core target customers. However, larger companies with significantly greater resources than we have could develop service platforms similar to our and offer them at prices competitive to what we expect to charge, which could preclude us from acquiring market share and require us to decrease our prices, which would lower our margins, resulting in diminished income. Larger entrants into the market could also develop technologies that render our solutions obsolete.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements of any kind.

Contractual Obligations

As of the date of this report, we do not have any significant contractual obligations, other than under the consulting agreements we have entered into with our management, including the payment of back salaries accumulated under these agreements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, allowance for sales returns and doubtful accounts, inventory valuation, business combination purchase price allocations, our review for impairment of long-lived assets, intangible assets and goodwill, income taxes and stock-based compensation expense. Actual results may differ from these judgments and estimates, and they may be adjusted as more information becomes available. Any adjustment may be significant.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, if different estimates reasonably may have been used, or if changes in the estimate that are reasonably likely to occur may materially impact the financial statements. We refer readers to Note 1 to our audited financial statements for the year ended December 31, 2009 filed with this Report.

Recent Accounting Pronouncements

See Note 1 contained in the “Notes to the Consolidated Financial Statements” for a discussion of new and recently adopted accounting pronouncements.

Directors, Executive Officers, Promoters, Control Persons and
Corporate Governance; Compliance With Section 16(A) of The Exchange Act

Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers:

Name	Age	Title

Michael Hathaway	51	President, Chief Executive Officer and Director

Christopher Wilder	41	Chairman, Chief Operations Officer and Director

G. Mark Griffith	53	Secretary, Executive Vice President of Sales and Business Development and Director

Michael Noonan	52	Treasurer, Chief Financial Officer and Director

The Company's directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Company's officers serve at the pleasure of the board of directors.

Set forth below is biographical information concerning our directors and executive officers for at least the past five years. All of the following persons who are executive officers are also full-time employees.

Michael Hathaway has been the President, Chief Executive Officer and a director of our Company since the Share Exchange and has been the President, Chief Executive Officer and a director of Tiga since its inception in 2009. Mr. Hathaway has been engineering cutting-edge, enterprise-class networks and systems for over fifteen years. Since founding Tiga, Mr. Hathaway has been developing the company’s network service platform for the energy industry, a project he started in 2006. In 2003, Mr. Hathaway founded Pico Innovations, a technology integrator and consulting firm for which he served as its chief executive officer and primary technology consultant until he organized Tiga. During his tenure with Pico, he served as a technology advisor to a wide range of high technology companies, positioned clients for capital raising and represented investors as a high –tech due diligence advisor. In this capacity he provided business and technology consulting to companies developing products in the enterprise security, business intelligence, converged (storage and data) enterprise LAN, and mobile wireless messaging markets. He also chaired a task force established by the Texas Center for Commercialization of Electric Technology (CCET) that assessed industry for needs for a common information model for area network controls and linkage to advanced utility meter systems. From September 2000 through October 2003, he was a venture partner with Austin Ventures, a venture fund with nearly $4 billion under management that has been providing start-up and growth capital to emerging companies for over twenty five years. At Austin Ventures, Mr. Hathaway performed technical and market due diligence for companies seeking venture capital in the semiconductor, network infrastructure, communications, software and security practices and manage the incubation of new technologies with entrepreneurs. From September 1999 to September 2000, Mr. Hathaway was the Chief Technical Officer of Agere, Inc., where he spearheaded network processor architecture and managed customer relations with the company’s largest clients (Cisco and Nokia). In early 2000, Lucent MicroElectronics acquired Agere for $500 million. Mr. Hathaway remained with Lucent MicroElectronics as the Director of Architecture for the Network Processor division where he worked with a team from Bell Labs to establish merged network processor architecture. In October 1997, he co-founded IronBridge Networks, Inc., where he managed a 120 person engineering team with Internet protocol, telecommunications, network management and supercomputing expertise that developed a carrier class 1.4 Terabit router product. IronBridge had established an early strategic relationship with Newbridge Networks, a Canadian company that pioneered data networking technologies. At Ironbridge, Mr. Hathaway managed the company’s strategic customer relationships and took the lead in managing $80 million in venture financing. From June 1996 through September 1997, he was a systems architect for BBN Systems & Technology where he managed a team of hardware and software developers that developed a 50GB Multigigabit Router that was funded by the Defense Advanced Research Projects Agency (DARPA), an agency of the U.S. Department of Defense responsible for the development of new technology for use by the military. From November 1996 through June 1996, he served as an Engineering Manager for Xedia Corporation where he managed a team of engineers and technicians in the development of an ASIC based Ethernet switching platform and participated in the conceptual development of the company’s bandwidth management product that lead to the company’s acquisition by Lucent. From July 1994 through November 1995, Mr. Hathaway was a member of the technical staff at Ascom Nexion, which was acquired by Fujitsu in 1997) where he managed system level design efforts for a first generation ATM network switch. From 1980 through July 1994, he worked hardware and software engineer for several companies. Mr. Hathaway is a frequent lecturer on computer networking. On March 31, 2008, the United States Bankruptcy Court for the Western District of Texas entered an order under Chapter 7 of the United States Bankruptcy Code discharging Mr. Hathaway of his debts. He filed the petition for relief after he became legally responsible to pay capital gains taxes incurred by his former wife upon her failure pay them.

Christopher R. Wilder has been the Chairman, Chief Operating Officer and a director of our Company since the Share Exchange and has served in the same capacities for Tiga since its inception in 2009. Prior to co-founding Tiga, Mr. Wilder has over 20 years of experience in high-tech marketing, influencer relations, operations, sales and business development in the networking, telecommunications and software marketplaces. In September 1998, he co-founded The Knowledge Capital Group, Inc., or KCG, a Texas-based management consulting company. During his ten-year tenure with KCG, he developed an array of marketing and business strategy & positioning skills. He developed relationships and cultivated accounts with numerous Fortune 500 clients around the world building influencer/industry analyst relations programs, creating positioning and strategy development, marketing campaigns, negotiating research contracts with analyst firms and training executives and sales forces to effectively interact with industry research companies. In the course of employment with KCG, he developed channel partnerships with international venture capital and public relations firms. Mr. Wilder has served as a strategic adviser to dozens of companies marketing organizations at companies including; Cisco, Siemens, Verizon, Microsoft, EDS, Motorola, SUN Microsystems, Xerox, Sprint, Nokia, Infosys and TATA. From August 1997 to August 1998 he was the Director of Business Development at SMART Technologies where he was responsible managing the day-to-day operations of strategic and technology partnerships with Microsoft, Oracle, SAP, and I2. He was instrumental in assisting the company raise $24 million in capital and developing the partnership with I2 that resulted in a $92M acquisition of SMART. From February 1996 through August 1997, he was an account executive for ichat/Acquity, Inc., a Texas-based technology company that developed the first commercial chat, message board and instant messenger software product. While at ichat, he opened sales channels into Europe and Asian territories and developed accounts with Merrill Lynch, Phillips Australia, IBM-Lotus and the World Bank that validated the marketplace for chat software ichat was acquired by Quintus/Lucent in 1999. He is a co-author of the book, Influencing the Influencers and his written articles that have appeared in the New York Times, Boston Globe, CEO Magazine and Harvard Business Review. In 2009, Mr. Wilder was elected to serve on the City Council in Volente Texas where he is directing the efforts to upgrade the utility and telecommunications infrastructure. Previously, he served on the Austin City Council's Bond Oversight Committee that directly oversaw over $700M in local municipal bond packages. He also sits on the boards for several civic and private ventures.

Mark Griffith has been the Secretary, Executive Vice President of Sales and Business Development and a director of our Company since the Share Exchange and has served in the same capacities for Tiga since its inception in 2009. For nearly three decades, Mr. Griffith has been developing sales and go-to-market strategies for high tech companies and all of the elements the business development process encountered by companies throughout the span of their life cycle. He has built and managed relationships with customers and negotiated contracts. Since 2002, he has been employed by Microwarehouse/CDW*G He was the Director-Eastern Region SLED Field Sales for Microwarehouse, where he developed company sales and go-to-market strategies. CDW*G acquired selected assets from Microwarehouse in 2003 which included the employment of Mr. Griffith. From 1999 through 2002, Mr. Griffith was the chief executive officer of GriffMark Consulting, a private consulting firm that he owned, where he provided a range of business development services and, in several cases, acted as his clients’ principle executive sales and business development officer. The preponderance of his clients were involved in Internet services and computer networking. During 1997 and 1998, he served as the Senior Vice President – Sales and Corporate Development for SMART Technologies, an international CRM software firm, where he created business development and strategic planning documents, negotiated all third party contracts and developed the company’s relationship with Microsoft. He was instrumental in assisting the company raise $24 million in capital and growing sales to $10 million per year. During 1995 and 1996, he served as the Vice President of Sales of ichat/Acuity where he built relationships with Yahoo, Excite and Netscape, among others. During 1996 and 1997, he was the Senior Director of Strategic and OEM sales for Quarterdeck Corp. From 1990 through 1995, Mr. Griffith was the Director of World Wide OEM Sales for Symantec, the world leader in computer utility products where he built and managed relationships with Microsoft, IBM, Iomega and others.

Michael D. Noonan has been the Treasurer, Chief Financial and a director of our Company since the Share Exchange and has served in the same capacities for Tiga since its inception in 2009. Mr. Noonan has more than 20 years of corporate finance, corporate governance and investor relations experience with companies listed on the New York Stock Exchange, Nasdaq and the American Stock Exchange. Since August 2005 Mr. Noonan has served as the Vice-President, Corporate of Sky Petroleum, an oil and gas exploration firm located in Texas. In November 2005, he was appointed a Director of Sky Petroleum, subsequently appointed Corporate Secretary in April 2006 and was appointed interim Chief Financial Officer in August 2008. Prior to joining Sky Petroleum, from May 2002 to February 2006, Mr. Noonan worked for Forgent Networks, a developer of workforce management software, where he most recently served as the Senior Director of Investor Relations. From March 2000 to March 2002, he served as the Senior Vice President of Pierpont Communications, an investor and public relations firm. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, an electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals.

Advisory Board

We have established an Advisory Board, comprised of individuals who have the background and experience to assist us in evaluating our industry, business strategies and development. While members of the Advisory Board do not participate in managing our operations, they provide us with advice, insights, contacts and other assistance based on their extensive industry experience and involvement in areas of activity that are strategic to us. We communicate with our advisors through individual meetings, phone conferences and we intend to establish annual advisory meetings.

We do not have a formal policy with respect to compensating members of our Advisory Board. We have agreed to grant to certain members of our Advisory Board options (or other convertible securities) to purchase an aggregate of 240,000 shares of common stock. We have not made a formal grant of the securities or established the exercise price or other terms of them.

Set forth below is a brief description of the experience each member of the Advisory Board offers our Company:

Scott Bradner: Mr. Bradner is Harvard University’s Technology Security Officer in the Office of the Provost. He works with the university to address technology-related privacy and security challenges. He also provides technical advice and guidance on issues relating to the Harvard data networks and new technologies to Harvard's CIO. Bradner is the founder of the Harvard Network Device Test Lab, is a frequent speaker at technical conferences, a weekly columnist for Network World. Mr. Bradner served in a number of roles in the IETF. He was the co-director of the Operational Requirements Area (1993-1997), IPng Area (1993-1996), Transport Area (1997-2003) and Sub-IP Area (2001-2003). He was a member of the IESG (1993-2003) and was an elected trustee of the Internet Society (1993-1999), where he currently serves as the Secretary to the Board of Trustees. Scott is also a trustee of the American Registry of Internet Numbers (ARIN).

Gregory R. Brown: Former President & COO at power electronic and control systems company Xantrex. Prior to that Brown spent nine years with electrical distribution & industrial control and automation firm Schneider. Most recently, he was the President of Schneider Mid-Americas and was responsible for all business aspects in Mexico, Central America, Columbia, Venezuela and the Caribbean, and export sales from the US to Latin America. Previously, he was President & CEO of Schneider Canada Inc. He also spent 13 years with Siemens Energy and Automation where he oversaw operations for five manufacturing locations, which employed more than 1,100 employees. Brown is a Mechanical Engineer and annual guest lecturer at Harvard's MBA program.

Rajan Chudgar: Raj Chudgar is currently a Principal at SunGard Consulting Services. Previously, Mr. Chudgar held project Principal positions at Fortegra and Black and Veatch. He served as a Director for at the Electric Reliability Council of Texas (ERCOT), focusing on the Nodal Market Redesign project. Mr. Chudgar brings a broad spectrum of business and IT software development expertise in the utility and oil and gas industries.

Michael Conroy: Former General Manager of Freescale’s Semiconductor Microcontroller solutions group. Michael was responsible for directing strategy and business development activities for Freescale’s $2B Microcontroller division that included oversight and involvement in design, engineering, business development, equity financing and acquisitions.

Eric Harslem: Retired CTO & SVP of products and technology for Dell Computers. He has also held key executives positions at Apple including SVP of Desktop Division where he was responsible for all aspects of Apple’s Macintosh Desktop business.

Rod MacDonald: Rod MacDonald worked as a Vice President of Finance at Dell, Inc. for almost 10 years in a variety of business areas, including serving as Controller of Dell’s Public Business Segment which delivered in excess of 20% of the company’s operating income. Rod also served as the key finance executive for Dell’s Canadian and Latin American operations. Prior to his work with Dell, Rod was involved in a series of start-up companies, holding CFO positions at ichat/Acuity, the industry’s earliest commercial chat and instant messenger software, GaSonics, a developer of semiconductor process equipment and GRiD, a producer of ruggedized notebooks and pen-based computers. Rod also spent 8 years at Emerson Electric and 13 years with Monsanto in St. Louis, Missouri in a variety of controllership management positions. Rod received his BA from the University of Missouri, St. Louis.

Rick Henderson: Rick Henderson has over 30 years in the telecommunications and information systems industries. Mr. Henderson has worked at senior levels in several large Fortune 500 companies as well as the CEO of several small, early stage companies. He has taken two companies public on NASDAQ. Prior to becoming CEO and founder of Vonova Corporation, an Internet based international telecommunications carrier, Rick Henderson served in various senior management roles including: President of Bestline in Austin, TX, COO of MIDCOM Communications (IPO 1995); Senior Vice President and COO of WCT Communications (IPO 1992); CEO of ITEC; Senior Vice President of AT&E Corporation; and President of Sprint’s $450 million Midwest Division from 1986-1988.

Phillip G. Hunt: Chief Technology Advisor to Powergrid Communications. Previously he served as Chairman and CEO of Amperion Inc. a leading provider of Broadband Over Power Lines (BPL) products and solutions. He led the company formation, strategic and technical direction, and subsequent capitalization through the Redleaf Group, American Electric Power Communications and Cisco Systems. Phil expanded Amperion into several international markets by guiding regulatory, development and market adaptations. Prior to Amperion, Phil was a senior staff member of a development and partnering group in Cisco's Chief Strategy Office organization where he focused on Utilities, Fiber, Powerline Carrier (now BPL) and eCommerce infrastructure. He also held positions as VP of Engineering at both Nashoba Networks (acquired by Cisco in 1996) and Xedia Corp (acquired by Lucent). Phil was a founding board member of the International Powerline Forum (IPF), later the International Powerline Communications Forum and chair of its Technical Working Group. Mr. Hunt was elected the founding Vice President of HomePlug® where he was a board member and an officer, and where he headed the Marketing and Liaison Working Groups.

Thomas Neville: Thomas M. Neville is the Managing Executive of Northern Trust’s office located in Austin. Mr. Neville joined Northern Trust in 2003 after working fourteen years in the banking industry specializing in developing and managing relationships, real estate and complex lending. Before earning his B.A. from Marquette University in Milwaukee, Wisconsin, he attended Loyola University of Chicago, Rome, Italy and the University of Madrid. He is a native of Lake Forest, Illinois and currently a member of the Jewish Community Association in Austin. Rajan Chudgar: Raj is currently a Principal at SunGard Consulting Services. Previously Raj held project Principal positions at Fortegra and Black and Veatch. He served as a Director for at the Electric Reliability Council of Texas (ERCOT), focusing on the Nodal Market Redesign project. Raj brings a broad spectrum of business and IT software development expertise in the utility, oil and gas industries.

Corporate Governance

Director Independence

We currently do not have any directors who qualify as "independent," as the term is defined by the rules of the Nasdaq Stock Market. After the Effective Date, the Company will be governed by a Board of Directors consisting of two persons, neither of whom will be "independent," as defined by the rules of the Nasdaq Stock Market, for any purposes, because they are also our sole officers.

Board Meetings and Annual Meeting

During fiscal year ended December 31, 2009, the board of directors of Option Placement did not meet. We did not hold an annual meeting in 2009. In the absence of formal board meetings, the Board conducted all of its business and approved all corporate actions during the fiscal year ended December 31, 2009 by the unanimous written consent of its members, as permitted by and in conformity with the corporate laws of the State of Nevada.

During the fiscal year ended December 31, 2009, the Board of Directors of Tiga met seven times. Each member of our board of directors was present in person at all meetings of the board, except that Mr. Noonan did not participate in three of the meetings.

Audit Committee

The Company does not have and is not required to have a separately-designated standing audit committee. The Board performs the required functions of an audit committee, as permitted under applicable laws. The Board selects our principal independent accountant, establishes procedures for monitoring and submitting information or complaints related to accounting, internal controls or auditing matters, engages outside advisors, and makes decisions related to funding the outside auditory and non-auditory advisors engaged by the Board.

Our management believes that it is premature to establish an audit committee given our early stage of development. Our management will consider adopting an audit committee charter and forming an audit committee as circumstances warrant.

Audit Committee Financial Expert

None of the persons who will be members of the Board after the Effective Date will qualify as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Corporate Governance and Nominating Committee

The Company does not currently have and is not required to have either a corporate governance or nominating committee. The Board performs the required functions of a corporate governance and nominating committee, as permitted under applicable laws. Our management believes that it is premature to establish a nominating committee given our early stage of development. Our management will consider adopting corporate governance and nominating committee charters and forming a corporate governance and nominating committee as circumstances warrant.

Compensation Committee

The Company does not currently have and is not required to have a compensation committee. The Board performs the required functions of a compensation committee, as permitted under applicable laws. Our management believes that it is premature to establish a compensation committee given our early stage of development. Our management will consider adopting a compensation committee charter and forming a compensation committee as circumstances warrant

Code of Ethics

The Company does not currently have a Code of Ethics applicable to its executive officers; however the Board plans to adopt a Code of Ethics in the near future.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to separate these roles. Separating these positions allows Mr. Hathaway, our Chief Executive Officer and chief technologist, to focus on our day-to-day business and developing the technologies upon which our business will be built, while allowing Mr. Wilder, the Chairman of the Board and Chief Operations Officer, to lead our Board in its fundamental role of providing advice to and oversight of management and setting our overall corporate strategy, strategic relationships and transactions intended to create long-term value for our stockholders. Our Board believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Board of Directors Committees

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee. Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, at such time as our business warrants.

Stockholder and Interested Party Communications

Our Board of Directors does not currently provide a process for stockholders or other interested parties to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited stockholder base. However, our new management may establish a process for stockholder and interested party communications in the future.

Executive Compensation

Compensation of Officers

The following table shows information concerning all compensation paid for services to the Company in all capacities during the year ended December 31, 2009 as to the principal executive officer, principal financial officer, and each person whose total annual salary and bonus exceeded $100,000 at the end of the last fiscal year (the “Named Executive Officers”):

Summary Compensation Table
Name (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (3)

Jonathan Patton,	2009	-	-	-	-	-	-	-	-
President (1)	2008	-	-	-	-	-	-	-	-
Michael Hathaway,	2009	$55,868	-	-	-	-	-		$55,868	(3)
President and Chief Executive Officer (2)			-	-	-	-	-
Christopher Wilder,	2009	$34,083	-	-	-	-	-		$34,083	(4)
Chairman, Chief Operating Officer and Director (2)			-	-	-	-	-
Mark Griffith	2009	$5,000	-	-	-	-	-	-	$5,000	(5)
Secretary and Vice President of Sales and Business Development (2)			-	-	-	-	-	-
Michael Noonan,	2009	$-0-	-	-	-	-	-	-	$-0-	(6)
Treasurer and Chief Financial Officer (2)			-	-	-	-	-	-

(1)	Reflects information for this individual as an officer of the Company prior to the Share Exchange.
(2)	Reflects information for this individual as an officer of Tiga prior to the Share Exchange.
(3)	Does not include $9,132 of accrued compensation due to Mr. Hathaway for 2009 under a consulting agreement, which sum is to be paid at an unspecified future date. .
(4)	Does not include $30,917 of accrued compensation due to Mr. Wilder for 2009 under a consulting agreement, which sum is to be paid at an unspecified future date.
(5)	Does not include $60,000 of accrued compensation due to Mr. Griffith for 2009 under a consulting agreement, which sum is to be paid at an unspecified future date.
(6)	Does not include $65,000 of accrued compensation due to Mr. Noonan for 2009 under a consulting agreement, which sum is to be paid at an unspecified future date.

Employment Agreements

The Company is party to consulting agreements with four entities which makes available the services of the persons who serve as our executive officers. The agreements are identical in every way (except as to the job title and description of the person whose services are being made available) and provide that the consultant will:

•	provide all services reasonably requested by the Company and as are generally associated with the duties commensurate with such person’s job title;

•	use their time, attention and best efforts to further the business and interests of the Company;

•	refrain from disclosing confidential information of the Company;

•	be entitled to receive as compensation up to the sum of $10,833.33 per month.

The consulting agreements are subject to termination upon the death or incapacity of the Consultant; by the Company, without cause, upon thirty days’ written notice; by the Company, immediately, for cause; or by the consultant upon thirty days’ written notice.

We did not pay the full amount of the compensation due to the consultants under the consulting agreements and accrued all unpaid compensation. We will pay the unpaid compensation at some date in the future in the mutual agreement of our Company and each consultant.

Outstanding Equity Awards at Fiscal Year End

No executive officer of the Company or Tiga received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2009. There are no equity awards outstanding as of the date hereof.

Compensation of Directors

No member of the board of directors of either the Company or Tiga received any compensation for his services as a director during the fiscal year ended December 31, 2009.

Compensation of Advisory Board Members

We do not have a formal policy with respect to compensating members of our Advisory Board. We have agreed to grant the members of advisory board options to purchase an aggregate of 240,000 shares of common stock. We have not made a formal grant of the options or established the exercise price or other terms of the options.

Compensation Plans.

We have not adopted any compensation plans for the benefit of our employees, representatives or consultants. The Company does not have outstanding any options, warrants or other rights outstanding that entitle anyone to acquire shares of capital stock.

Security Ownership of Certain Beneficial Owners
and Management and Related Stockholder Matters

The following table sets forth information as of November 15, 2010 with respect to the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 10% of the outstanding common stock, by each of our officers and directors, and by all of our officers and directors as a group.

For the purpose of this table, the amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and dispositive power with respect thereto.

The applicable percentage of ownership is based on 5,239,000 shares outstanding as of November 15, 2010.

Unless otherwise noted, the address for each person named in the table is c/o the Company.

Holder	Number of Shares Beneficially Owned	Percent of Class

Michael Hathaway	1,250,000	23.86%

Christopher Wilder	1,250,000	23.86%

G. Mark Griffith	1,250,000	23.86%

Michael Noonan	252,000	4.81%

Jonathan Patton 2328 B Hartford Road Austin, TX 78703	1,125,000	21.47%

All directors and officers and as a group (4 persons)	4,002,000	76.39%

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

Market Information

As of November 15, 2010, there were 15 holders of record of 5,239,000 outstanding shares of our common stock. In addition, we are or may become obligated to issue shares of common stock under agreements we assumed from Tiga pursuant to the Share Exchange Agreement, including (i) up to 778,000 shares issuable upon the conversion or exercise of outstanding securities and (ii) securities that will be exercisable for or convertible into 140,000 shares, the terms of which have not been established, which we agreed to issue to certain persons who had served on Tiga’s advisory board prior to the Effective Date and who now serve on our Advisory Board.

Our common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management expects that it will seek to identify a market maker to apply to quote our common stock on the over-the-counter bulleting board ("OTCBB") but has not entered into an arrangement with any market maker to file the required application to commence such quotations as of this time. We cannot assure you that we will identify a market maker to sponsor our common stock to be admitted to quotation on the OTCBB, that our common stock will be admitted to quotation on the OTCBB or, if it is, that a trading market for our common stock will ever develop.

Other than as identified above, the Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities convertible into or exchangeable for shares of our common stock.

As of the date hereof, all outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in private transactions not involving a public offering.

Shares Eligible for Future Sale

All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in private transactions not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. We have agreed to register all of the outstanding shares of our common stock under the terms of a Registration Rights Agreement which is described below. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act ;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Upon registration of the shares of common stock pursuant to the Registration Rights Agreement described below, all outstanding shares will be eligible for immediate public sale under federal securities laws, except shares held by our directors and officers that are subject to a one-year lock-up period under the terms of Lock-Up Agreements they executed in favor of the Company.

In the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to the date of this Report, such sales may adversely affect the price for the sale of our common stock securities in any such trading market.

Registration Rights

Under the terms of a Registration Rights Agreement we entered into concurrently with the Share Exchange Agreement, we agreed to register for public resale under the Securities Act, at our expense, all 5,239,000 outstanding shares of our common stock outstanding as of the Effective Date. In addition, we have agreed to register all shares of common stock issuable upon the conversion or exercise of securities issued by Tiga prior to the Share Exchange (up to 778,000 shares), the obligations under which we assumed as of the Effective Date. The holder of these securities has executed the Registration Rights Agreement we entered into with Tiga’s shareholders, as described below.

Under the Registration Rights Agreements we agreed to file a registration statement that includes the shares held by the signatories thereto within 180 days of the closing of the Share Exchange Agreement, subject to our right to withdraw the registration statement under certain circumstances without penalty.

Under the Registration Rights Agreement, we agreed to indemnify each participating stockholder against any losses, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, imposed upon it as a result of any untrue statement or alleged untrue statement of a material fact included in the registration statement filed on their behalf or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other law or any violation of the agreement. Each stockholder for whom we register shares has agreed to indemnify us for the types of costs described above in connection with any action brought against us based upon information included in the registration statement that it provided to us up to an amount that does not exceed the net proceeds to the stockholder upon the sale of shares registered on its behalf.

Lock Up Agreements

As a condition to the consummation of the Share Exchange Agreement, we entered into a series of Lock Up Agreements with the holders of an aggregate of 4,002,000 shares of our common stock, comprising all of shares issued to Tiga's directors and officers in the Share Exchange. Under the Lock Up Agreements, the stockholders have agreed that they will not sell or transfer any shares of our common stock held as of the Effective Date until after the first anniversary of the effective date of the registration statement that includes their shares to be filed pursuant to the Registration Rights Agreement.

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a Business Combination. It is the present intention of our management to retain all earnings, if any, for use in our business operations.

Related Party Transactions

Prior to the Effective Date, our sole stockholder, Jonathan Patton, loaned money to the Company to funds operations which loans were evidenced by a series of demand promissory notes bearing interest at the rate of 8% per year. As of the closing of the Share Exchange Agreement, we owed Mr. Patton an aggregate of $18,836.29 under the notes, comprising $16,910 in principal and $1,926.29 in accrued interest. As a condition to the obligations of Tiga's shareholders under the Share Exchange Agreement, we entered into a Cancellation Agreement with Mr. Patton whereby he cancelled, forgave and relieved the Company from all amounts due under the promissory notes.

Prior to the Effective Date, the Company utilized office space provided free of charge by Mr. Patton.

Description of Securities.

The following description of our common stock and our preferred stock is a summary. Reference is made to our Articles of Incorporation and our By-laws for a complete description of our capital stock.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock, each with a par value of $0.0001 per share. As of the date of this Report, 5,239,000 shares of common stock are issued and no shares of preferred stock have been designated or issued.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock do not have the right to cumulate their votes in the election of directors.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.

The board of directors has the authority to issue the authorized but unissued shares of our capital stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

There are no provisions in our Articles of Incorporation or By-laws which would delay, defer or prevent a change in control of the Company.

Other Outstanding Securities

In June 2010, Tiga entered into a Note Purchase Agreement under which it obtained a loan in the amount of $250,000 which is evidenced by a convertible promissory note. The promissory note bears interest at 12% per year, compounded quarterly, which, along with the principal amount, is due on June 16, 2012. The holder of the note is entitled to convert all but not less than all, of the principal and accrued interest into shares of common stock at the rate of $2.00 per share at any time until the maturity date of the note (which, if not prepaid prior to the maturity date, would accrue aggregate interest of $66,000 and entitle the holder to convert the principal and interest into 158,000 shares of common stock). The conversion price and number of shares or other property receivable upon conversion is subject to ordinary adjustments in the event of any stock split, stock dividend, reorganization, reclassification, merger, consolidation or disposition of assets. As further consideration for the loan, Tiga issued warrants to purchase up to 625,000 shares of its common stock to the lender as follows:

(i) A warrant to purchase up to 250,000 shares of common stock through a period expiring on June 16, 2014 at an exercise price of $2.50 per share;

(ii) A warrant to purchase up to 125,000 shares of common stock through the period expiring on December 13, 2010 at an exercise price of $2.00 per share;

(iii) Upon the exercise of the warrant that expires on December 13, 2010 during its term, Tiga would issue to the holder a warrant to purchase up to 250,000 shares of common stock for a period of two years commencing on the date of exercise which is exercisable at a price of $2.50 per share.

We assumed all of Tiga’s obligations to issues stock to the holder(s) of the notes and/or warrants referenced above upon the Effective Date. Under the Note Purchase Agreement, we granted the holder of the convertible promissory note piggyback registration rights and he has executed the Registration Rights Agreement we entered into with the persons who received shares of our common stock under the Share Exchange Agreement entitling him to register all of the shares which could be issued under the securities he holds (778,000 shares).

We also have agreed to issue securities that will be exercisable for or convertible into 140,000 shares of common stock, the terms of which have not been established, to certain persons who had served on Tiga’s advisory board prior to the Effective Date and who now serve on our Advisory Board.

Indemnification of Directors and Officers.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VII of our By-laws provides that:

•
no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director except with respect to (i) a breach of the director’s loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability which may be specifically defined by law or (iv) a transaction from the director derived an improper personal benefit; and

•	the Company shall indemnify to the fullest extent permitted by law each person that such law grants to the Company power to indemnify.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We have not had any disagreements with our auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Effective August 18, 2010, we dismissed Traci J. Anderson, CPA (the "Former Auditor") as our independent registered accounting firm and engaged M&K CPAS, PLLC ("M&K") as our principal independent public accountant. The decision to change accountants was recommended and approved by the Company's Board of Directors and was necessitated as a result of the revocation of the registration of the Former Auditors by the Public Company Accounting Oversight Board (“PCAOB”) because of deficiencies in the conduct of certain of its audits and procedures. We disclosed the foregoing information in a Current Report on Form 8-K that we filed with the SEC on August 20, 2010. M&K is the independent public accountant that audited the financial statements of Tiga for the years ended December 31, 2009 and 2008.

Item 3.02. Recent Sales of Unregistered Securities

Since the date of our last quarterly report for the three months ended June 30, 2010, we issued and sold the following securities without the benefit of registration under the Securities Act:

Issuance of Common Stock in Connection with the Share Exchange

On November 15, 2010, in connection with the Share Exchange, we issued an aggregate of 4,114,000 shares of common stock to 15 persons in exchange for a like number of shares of the common stock of Tiga representing all of the outstanding shares of capital stock of Tiga. We did not receive any cash consideration in connection with the Share Exchange. The number of our shares issued to the shareholders of Tiga was determined in an arm's-length negotiation.

The shares of our common stock issued to the former holders of Tiga’s common stock in connection with the Share Exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. Each of Tiga’s shareholders qualified as an "accredited investor," as defined in Regulation D. The common stock we issued to Tiga's shareholder in the Share Exchange may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares are imprinted with legend stating these restrictions and an appropriate notation to such effect has been made in our stock record.

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

In connection with the Share Exchange described in Items 1.01 and 2.01, above, we issued an aggregate of 4,114,000 shares of our common stock to the holders of the outstanding shares of Tiga's common stock in exchange for a like number of shares of Tiga common stock. After giving effect to the issuance of the shares in the Share Exchange and the other transactions described under Item 1.01, 5,239,000 shares of our common stock were outstanding, of which approximately 78.53% were held by the former stockholders of Tiga and approximately 21.47% were held by our sole stockholder prior to the Effective Date. Of the shares issued to Tiga’s shareholders, an aggregate of 4,002,000 shares were issued to Michael Hathaway, Christopher Wilder, G. Mark Griffith and Michael Noonan, Tiga’s directors and officers, which is equal to 76.39% of the total number of shares outstanding. Each of these persons has been appointed to serve as a director and officer of our Company. Mr. Hathaway became a director of our Company on the Effective Date. The appointment of Messrs. Wilder, Griffith and Noonan to the board of directors will be effective upon the expiration of ten days following the mailing to our stockholders of a Schedule 14F-1 as filed with the Securities Exchange Commission to report the change in the majority of directors after the mailing. This transaction represents a change in control over our Company.

Information relating to the stock ownership of affiliates and principal stockholders is set forth in Item 2.01 under the heading "BUSINESS – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters." A description of our securities also may be found in Item 2.01 under the heading "BUSINESS – Description of Securities."

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in Item 1.01, pursuant to the Share Exchange Agreement, the sole director and executive officer of the Company, Jonathan Patton, adopted resolutions to increase the size of our board of directors from one director to four directors, designated Michael Hathaway (a current director of Tiga) to fill one of the vacancies created by the increase in the size of the board, effective immediately, delivered his resignation as a director and appointed Christopher Wilder, G. Mark Griffith and Michael Noonan to fill the remaining vacancies created on the board of directors. Mr. Patton's resignation from and the appointments of Messrs. Wilder, Griffith and Noonan to the board will be effective upon the expiration of ten days following our mailing to our stockholders of a Schedule 14F-1 as filed with the Securities Exchange Commission to report the change in the majority of directors. See Item 2.01 of this Form 8-K, which is incorporated herein by reference, for additional information regarding the persons who now constitute (or will constitute, after the waiting period required by Rule 14f of the Exchange Act) the board of directors and executive officers of the Company and their compensation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 15, 2010, our Board of Directors and sole stockholder separately adopted and approved by written consent resolutions approving and authorizing an amendment of our Articles of Incorporation to change our name to “Tiga Energy Services, Inc.” to more accurately reflect our new business operations. We will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada after the applicable waiting period under Rule 14c of the Exchange Act, which we anticipate will be on or about December 5, 2010.

Item 5.06. Change in Shell Company Status.

As a result of the consummation of the transactions described in Items 1.01 and 2.01 of this Report, the Company believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2010, our Board of Directors and sole stockholder separately adopted and approved by written consent resolutions approving and authorizing an amendment to our Articles of Incorporation to change our name to “Tiga Energy Services, Inc.” As noted in Item 5.03, above, we will file the Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada after the applicable waiting period under Rule 14c of the Exchange Act, which we anticipate will be on or about on December 5, 2010.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), we file herewith audited financial statements of Tiga Energy Services, Inc., a Texas corporation, for the fiscal year ended December 31, 2009 and for the nine months ended September 30, 2010.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1* #
Share Exchange Agreement dated August 26, 2010 among Option Placement, Inc., Jonathan Patton (the sole stockholder of the registrant), Tiga Energy Services, Inc. and all of the shareholders of Tiga Energy Services, Inc.

3.3 ^	Articles of Incorporation of Tiga Energy Services, Inc., a Texas corporation, and amendments thereto.
3.4^	Bylaws of Tiga Energy Services, Inc., a Texas corporation.
4.1^	Registration Rights Agreement dated November 15, 2010 among the registrant and the holders named therein.
4.2^	Form of Lock Up Agreement executed in favor of the Company by each officer and director of Tiga Energy Services, Inc.
10.1^	Cancellation Agreement dated November 15, 2010, between the registrant and Jonathan Patton.
10.2^	Indemnification Agreement dated November 15, 2010between the Registrant and Jonathan Patton.
10.3^	Consulting Agreement between Pico Energy Services and Hathaway Consulting Group dated June 1, 2009.
10.4^	Consulting Agreement between Pico Energy Services and Griffam Consulting dated June 1, 2009.

10.5^	Consulting Agreement between Pico Energy Services and LC2 Holdings dated June 1, 2009.
10.6^	Consulting Agreement between Pico Energy Services and Noonan Advisors LLC dated June 1, 2009.
10.7^	Note Purchase Agreement dated June 16, 2010 between the registrant and David Meck.
10.8^	Convertible Promissory Note in the principal amount of $250,000 dated June 16, 2010.
10.9^	Letter Agreement dated June 16, 2010 between the registrant and David Meck relating to a loan made pursuant to a convertible promissory note dated as of the date of this letter.
10.10^	Common Stock Purchase Warrant entitling the Holder to purchase 250,000 shares of common stock at an exercise price of $2.50 per share through June 16, 2012.
10.11^	Common Stock Purchase Warrant entitling the Holder to purchase 125,000 shares of common stock at an exercise price of $2.00 per share through December 13, 2010.
10.12^
Letter Agreement dated November 15, 2010 between Tiga Energy Services, Inc., a Texas corporation, and Jonathan Patton with respect to the payment of $100,000 to be made pursuant to Section 1.05 of the Share Exchange Agreement.

20	Subsidiaries of the registrant.

* Filed as Exhibit 99.1 to the registrant's Current Report on Form 8-K as filed with the SEC on August 20, 2010.

# The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

^ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION PLACEMENT, INC.

Date: November 15, 2010	By:	/s/ Michael Hathaway
Michael Hathaway, President

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tiga Energy Services
(A Development Stage Company)

We have audited the accompanying balance sheet of Tiga Energy Services (A Development Stage Company) as of December 31, 2009 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception (June 23, 2009) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tiga Energy Services as of December 31, 2009 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
October 15, 2010

TIGA ENERGY SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets:
Cash	$131,836	$8,472
Deposits	1,395	1,395
Total current assets	133,231	9,867

Total assets	$133,231	$9,867

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accrued expenses	$486,260	$201,411
Total current liabilities	486,260	201,411

Long term debt:
Convertible note payable, net of discount of $238,951	11,049	-

Total liabilities	497,309	201,411

Stockholders' equity (deficit):
Common stock, no par value, 10,000,000 shares authorized,
4,107,500 and 4,092,500 shares issued and outstanding
at September 30, 2010 and December 31, 2009, respectively	215,000	185,000
Additional paid-in capital	250,000	-
Common stock payable, 2,500 shares	5,000	5,000
(Deficit) accumulated during development stage	(834,078)	(381,544)
Total stockholders' equity (deficit)	(364,078)	(191,544)

Total liabilities and stockholders' equity (deficit)	$133,231	$9,867

See Accompanying Notes to Financial Statements.

TIGA ENERGY SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the nine	June 23, 2009	June 23, 2009
	months ended	(inception) to	(inception) to
	September 30, 2010	December 31, 2009	September 30, 2010
	(Unaudited)		(Unaudited)

Revenue	$-	$-	$-

Operating expenses:
General and administrative	10,067	5,400	15,467
Officer compensation	390,000	281,667	671,667
Professional fees	32,767	94,477	127,244

Total operating expenses	432,834	381,544	814,378

Net operating loss	(432,834)	(381,544)	(814,378)

Interest expense	(19,700)	-	(19,700)

Loss before provision for income taxes	(452,534)	(381,544)	(834,078)

Provision for income taxes	-	-	-

Net (loss)	$(452,534)	$(381,544)	$(834,078)

Weighted average number of common shares
outstanding - basic and fully diluted	4,104,771	4,092,500

Net (loss) per share - basic and fully diluted	$(0.11)	$(0.09)

See Accompanying Notes to Financial Statements.

TIGA ENERGY SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				(Deficit)
				accumulated
			Additional	during	Total
	Common stock		paid-In	development	stockholders'
	Shares	Amount	capital	stage	equity (deficit)

No par common stock issued to founders	4,000,000	$-	$-	$-	$-

Common stock issued for cash	92,500	185,000	-	-	185,000

Net loss for the period from June 23, 2009
(inception) to December 31, 2009	-	-	-	(381,544)	(381,544)

Balance, December 31, 2009	4,092,500	$185,000	$-	$(381,544)	$(196,544)

Common stock issued for cash	15,000	30,000	-	-	30,000

Beneficial conversion feature of convertible debt			250,000		250,000

Net loss for the nine months
ended September 30, 2010	-	-	-	(452,534)	(452,534)

Balance, September 30, 2010 (Unaudited)	4,107,500	$215,000	$250,000	$(834,078)	$(369,078)

See Accompanying Notes to Financial Statements.

TIGA ENERGY SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the nine	June 23, 2009	June 23, 2009
	months ended	(inception) to	(inception) to
	September 30, 2010	December 31, 2009	September 30, 2010
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(452,534)	$(381,544)	$(834,078)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Amortization of beneficial conversion feature	11,049	-	11,049
Decrease (increase) in assets:
Deposits	-	(1,395)	(1,395)
Increase (decrease) in liabilities:
Accrued expenses	284,849	201,411	486,260

Net cash used in operating activities	(156,636)	(181,528)	(338,164)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note payable	250,000	-	250,000
Proceeds from sale of common stock	30,000	190,000	220,000

Net cash provided by financing activities	280,000	190,000	470,000

NET CHANGE IN CASH	123,364	8,472	131,836

CASH AT BEGINNING OF YEAR	8,472	-	-

CASH AT END OF YEAR	$131,836	$8,472	$131,836

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash investing and financing activities:
4,000,000 shares of no par
value founders' shares issued	$-	$-	$-

See Accompanying Notes to Financial Statements.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Tiga Energy Services, Inc. (“The Company”) was formed in the state of Texas on June 23, 2009 to provide security, connectivity and interoperability solutions to the energy industry. Our initial focus is on the Micro Grid market to enable energy components to securely connect and communicate with each other and the systems that manage and monitor them. TigaNET operates as a secure business-to-business network and industry enabler. It is the energy industry equivalents of Verisign (a certificate authority for the e-Commerce industry), Pulse Networks, Cirrus or NYCE that operate secure networks for the ATM Banking industry.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

Development Stage Company
The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Unaudited Interim Financial Information
The accompanying  balance sheet as of September 30, 2010, statements of operations for the nine months ended September 30, 2009, statement of owners’ equity for the nine months ended September 30, 2009 and statement of cash flows for the nine months ended September 30, 2009, are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’). In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at September 30, 2009, and its results of operations and its cash flows for the nine months ended September 30, 2009. The results for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2010.

Cash in Excess of FDIC Insured Limits
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any losses in such accounts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income Taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Revenue Recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception on June 23, 2009. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from June 23, 2009 (Inception) through September 30, 2010.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. The ASC was effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The ASC was effective for the Company for the first reporting period, including interim periods, beginning after issuance. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at June 23, 2009. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company is in the development stage and has no revenues, has incurred net losses of $834,078 and $381,544 for the nine months ending September 30, 2010 and the year ended December 31, 2010, respectively, has an accumulated deficit of $834,078 and $381,544, and cash on hand of $131,836 and $8,472 as of September 30, 2010 and December 31, 2009, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On June 24, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s CEO, Michael Hathaway for services previously provided. No proceeds were received in exchange for the shares of common stock.

On June 24, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s COO, Christopher Wilder for services previously provided. No proceeds were received in exchange for the shares of common stock.

On June 24, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s Secretary EVP, Mark Griffith for services previously provided. No proceeds were received in exchange for the shares of common stock.

On June 24, 2009, the Company issued 250,000 founder’s shares of common stock to the Company’s Treasurer and CFO, Michael D. Noonan for services previously provided. No proceeds were received in exchange for the shares of common stock.

On August 18, 2009, the Company issued a subscription payable for 2,000 shares to the Company’s Treasurer and CFO, Michael D. Noonan in exchange for proceeds of $4,000. No shares have been issued as of the date of this report.

On February 21, 2010 the board of directors retained the services of two advisors to the board in exchange for compensation of 20,000 of Tiga Energy Services’ restricted stock which will be converted to shares in a public entity upon the successful registration of shares on a public exchange via either a reverse merger or direct registration. No shares have yet been issued as of the date of this report.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at June 23, 2009. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company’s financial instruments that must be measured under the new fair value standard consist of cash and cash equivalents and note payable. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following tables provide a summary of the fair values of assets and liabilities at September 30, 2010 and December 31, 2009, respectively:

		Fair Value Measurements
		at September 30, 2010
	Carrying
	Value
	September 30, 2010	Level 1	Level 2	Level 3
Assets:
Cash	$131,836	$131,836	$-	$-
Total	$131,836	$131,836	$-	$-

Liabilities:
Convertible note payable	$250,000	$-	$-	$250,000
Total	$250,000	$-	$-	$250,000

		Fair Value Measurements
		at December 31, 2009
	Carrying
	Value
	December 31, 2009	Level 1	Level 2	Level 3
Assets:
Cash	$8,472	$8,472	$-	$-
Total	$8,472	$8,472	$-	$-

Note 5 – Accrued Expenses

Accrued expenses included the following at September 30, 2010 and December 31, 2009, respectively:

	September 30, 2010	December 31, 2009
Accrued Compensation, Officers	$439,205	$163,997
Accrued Compensation	38,404	37,414
Accrued Interest	8,651	-
	$486,260	$201,411

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

Note 6 – Convertible Note Payable

Convertible note payable consisted of the following at September 30, 2010 and December 31, 2009, respectively:

	September 30, 2010	December 31, 2009

Unsecured debenture bearing interest at 12%, compounded quarterly, due on June 16, 2012, convertible into shares of common stock at $2.00 per share. The note carries a fourteen percent (14%) interest rate in the event of default. The note is convertible into 125,000 shares of common stock.	$250,000	$-
Less: unamortized discount on beneficial conversion feature	238,951	-
Convertible note payable	$11,049	$-

In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible debts by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The aforementioned accounting treatment resulted in a total debt discount equal to $250,000. The discount is amortized over a two year period, from the date of issuance until the stated redemption date of the debt. As of September 30, 2009, $11,049 of the beneficial conversion feature was amortized.

On June 16, 2010 the Company granted a total of 625,000 warrants as part of the investment of $250,000 in exchange for the convertible promissory note as described in Note 5. Of these warrants, 250,000 are fully vested and are exercisable until June 16, 2014 at an exercise price of $2.50 per share. Another 125,000 warrants are fully vested and are exercisable until December 13, 2010 at an exercise price of $2.00 per share. Another 250,000 warrants are vested after December 13, 2010 upon the successful exercise of the 125,000 warrants that expire on that day, and are exercisable until December 13, 2014 at an exercise price of $2.50 per share.

No shares have been issued pursuant to the debt conversion as of September 30, 2010.

Accrued interest on the above promissory note totaled $8,651 and $-0- at September 30, 2010 and December 31, 2009, respectively.

Interest expense totaled $8,651 for the nine months ending September 30, 2010. No interest expense was incurred during the period from June 23, 2009 (inception) to December 31, 2009.

Note 7 – Stockholders’ Equity

On June 23, 2009, the founders of the Company established 10,000,000 authorized shares of no par value common stock.

Common Stock
On June 23, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s CEO, Michael Hathaway for services previously provided. No proceeds were received in exchange for the shares of common stock.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

On June 23, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s COO, Christopher Wilder for services previously provided. No proceeds were received in exchange for the shares of common stock.

On June 23, 2009, the Company issued 1,250,000 founder’s shares of common stock to the Company’s Secretary EVP, Mark Griffith for services previously provided. No proceeds were received in exchange for the shares of common stock.

On June 23, 2009, the Company issued 250,000 founder’s shares of common stock to the Company’s Treasurer and CFO, Michael D. Noonan for services previously provided.

On June 24, 2009, the Company received a total of $185,000 in exchange for a total of 92,500 shares of its no par value common stock from a total of eight different investors.

On June 24, 2009, the Company issued a subscription payable for 500 shares in exchange for proceeds of $1,000. No shares have been issued as of the date of this report.

On August 18, 2009, the Company issued a subscription payable for 2,000 shares to the Company’s Treasurer and CFO, Michael D. Noonan in exchange for proceeds of $4,000. No shares have been issued as of the date of this report.

On January 28, 2010, the Company received $5,000 in exchange for 2,500 shares of its no par value common stock.

On February 23, 2010, the Company received $25,000 in exchange for 12,500 shares of its no par value common stock.

Note 8 – Warrants and Options

Options and Warrants Granted
On June 16, 2010 the Company granted a total of 625,000 warrants as part of the investment of $250,000 in exchange for the convertible promissory note as described in Note 5. Of these warrants, 250,000 are fully vested and are exercisable until June 16, 2014 at an exercise price of $2.50 per share. Another 125,000 warrants are fully vested and are exercisable until December 13, 2010 at an exercise price of $2.00 per share. Another 250,000 warrants are vested after December 13, 2010 upon the successful exercise of the 125,000 warrants that expire on that day, and are exercisable until December 13, 2014 at an exercise price of $2.50 per share.

No options have been granted as of the date of this report.

Options and Warrants Cancelled
No options or warrants were cancelled during the period from June 23, 2009 (inception) to December 31, 2009 and during the nine months ending September 30, 2010.

Options and Warrants Expired
No options or warrants expired during the period from June 23, 2009 (inception) to December 31, 2009 and during the nine months ending September 30, 2010.

Options Exercised
No options or warrants were exercised during the period from June 23, 2009 (inception) to December 31, 2009 and during the nine months ending September 30, 2010.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

The following is a summary of information about the warrants outstanding at September 30, 2010. No stock options or warrants were issued or outstanding as of December 31, 2010.

	Shares Underlying Warrants Outstanding			Shares Underlying Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Warrants	Contractual	Exercise	Warrants	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$2.00 - $2.50	625,000	3.21 years	$2.40	375,000	$2.33

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during the period from June 23, 2009 (inception) to September 30, 2010 was $2.40 per option.

The following is a summary of activity of outstanding stock warrants:

Weighted
Average
	Number	Exercise
	of Shares	Price

Balance, June 23, 2009 (Inception)	-0-	$-0-
Warrants expired	-0-	-0-
Warrants cancelled	-0-	-0-
Warrants granted	-0-	-0-
Warrants exercised	-0-	-0-

Balance, December 31, 2010	-0-	-0-
Warrants expired	-0-	-0-
Warrants cancelled	-0-	-0-
Warrants granted	625,000	2.40
Warrants exercised	-0-	-0-
Balance, September 30, 2010

Exercisable, September 30, 2010	375,000	$2.33

Note 9 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the year ended December 31, 2009, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2009, the Company had approximately $381,500 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2019.

Tiga Energy Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009
(Information for the nine month period ended
September 30, 2010 is unaudited)

The components of the Company’s deferred tax asset are as follows:

December 31,
2009
Deferred tax assets:
Net operating loss carry forwards	$133,500

Net deferred tax assets before valuation allowance	133,500
Less: Valuation allowance	(133,500)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2009.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2009

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35)%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 10 – Subsequent Events

There were no reportable subsequent events.

In accordance with ASC 855-10, all subsequent events have been reported through the filing date.